UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2007

MEDPRO SAFETY PRODUCTS, INC.
(Formerly, Dentalserv.com)
(Exact name of registrant as specified in Charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-49768 (Commission File No.)	91-2015980 (IRS Employee Identification No.)

817 Winchester Road, Suite 200
Lexington, KY 40505
(Address of Principal Executive Offices)

(859) 225-5375
(Issuer Telephone number)

Dentalserv.com
20 West 55th Street, 5th Floor
New York, NY 10010
(Former name or former address, if changed since last filing)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

        This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

        Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

INTRODUCTION

        On December 28, 2007, the registrant, a Nevada corporation formerly known as Dentalserv.com (“DSRV”), completed a business combination in which the following transactions occurred concurrently:

•	The 5,625,550 common shares of the registrant then outstanding were combined into 1,406,387 common shares in a 1-for-4 reverse stock split.
•	Vision Opportunity Master Fund, Ltd. (“Vision”), a Cayman Island investment fund that owned approximate 89.4% of the registrant’s common shares, and other accredited investors, invested $13 million in registrant, acquiring newly issued shares of a new series of convertible preferred stock and warrants to purchase the registrant’s common stock. Of the $13 million purchase price, $11 million was paid in cash at the closing of the transaction and $2 million is payable no later than March 31, 2008.
•	MedPro Safety Products, Inc., a Delaware corporation (“Old MedPro”), merged into the registrant. The registrant issued 11,284,754 of its common shares to former shareholders of Old MedPro in the merger and 593,931 common shares as a financial advisory fee.

        As part of the consideration paid for the units, Vision delivered a secured promissory note to MedPro in the principal amount of $2,000,000, which is payable on March 31, 2008. The note provides that either Vision will pay the note when due, or another investor may pay $2,000,000 and receive the 1,025,881 units issued therefor and the note will be cancelled. The note is secured by a pledge of 1,025,881 units.

As a result of these transactions:

•	The combined company changed its name from “Dentalserv.com” to “MedPro Safety Products, Inc.”
•	The combined company continues the business theretofore conducted by Old MedPro, which is developing and marketing medical safety devices incorporating proprietary needlestick prevention technology, as described in the “Business” section below.

•	The management of the combined company is now comprised of the management of Old MedPro, and four persons designated by Old MedPro now comprise the board of directors of the combined company, as described under “Management”, below.
•	The former shareholders of Old MedPro now hold approximately 84.9% of the 13,285,072 outstanding common shares of the combined company, as described under “Market for Common Equity and Related Stockholder Matters,” below.
•	Vision Opportunity Master Fund, Ltd. and the other investors (the “Series A Purchasers”) hold 6,688,230 shares of Series A convertible preferred stock of the combined company and warrants to purchase up to 25,286,691 common shares of the combined company. The terms of the Series A convertible preferred stock and the warrants are described under “Description of Securities,” below.

        Before the merger, the registrant Dentalserv.com was a public “shell” company with nominal assets and no active business. Throughout this Report, we refer to the registrant following the merger as “MedPro.”

BUSINESS

        In this discussion, unless otherwise noted or required by the context, references to “us,” “we,” “our,”and similar terms refers to MedPro after merger.

Overview

        Founded in 1995, MedPro Safety Products, Inc. has developed and acquired a portfolio of medical device safety products incorporating proprietary needlestick prevention functionalities. Located in Lexington, Kentucky, MedPro has seven employees.

        MedPro’s strategy for the next 24 months focuses on developing and commercializing four products in three related product sectors. MedPro plans to enter into strategic partnership agreements with major medical products distribution partners, which whenever possible would be fixed “take-or-pay” contracts. MedPro has entered into such a distribution agreement with one such distribution partner for one model of its blood collection devices and is negotiating the terms of distribution arrangements with respect to a second model. Through another strategic relationship, MedPro has acquired rights covering five patents and over fifteen potential products, including a proprietary safety syringe product with a unique “anti-blunting” feature and a prefilled pharmaceutical safety syringe. MedPro is discussing the terms of distribution arrangement for a “take-or-pay”contract for the “anti-blunting” product. MedPro’s product development plans also include a safety dental syringe and a needleless intravenous line based on patents and designs it controls.

        MedPro has invested approximately $12 million in its technology to date, including patent, regulatory, compliance, acquisition, and marketing efforts.

        MedPro’s offices are located at 817 Winchester Road, Lexington, Kentucky 40505 and our telephone number is (859) 225-5375.

Market Opportunity

        MedPro has acquired technology and developed products across multiple medical device safety segments. Initially, MedPro plans to offer four products in the U.S. in three related medical device sectors: blood collection, clinical healthcare syringe market, and intravenous devices.

•	The Blood Collection Market. Based on its research and discussions with potential distribution partners, MedPro estimates the total annual market for blood collection at 700 million units in the U.S. and 1.5 to 2 billion units worldwide. This market has largely converted to safety devices, with 83% of acute-care facilities using some form of safety blood collection device. The U.S. market is concentrated with two companies, Smiths Medical and Becton Dickenson, representing greater than 80% of the market. Neither of the two major suppliers currently offers a fully passive device.
•	The Intravenous Market. Winged butterfly systems are used for blood collection in the clinical healthcare setting. Of a market for winged butterfly systems estimated at 200 million units per year, only 35% utilize safety features. The MedPro butterfly system will incorporate passive safety deployment functionality. MedPro believes that this feature will accelerate the transition to safety devices to the penetration levels seen in other related market segments such as safety syringes.
•	The U.S. Clinical Market. The MedPro “anti-blunting” safety syringe product is positioned for the $2 billion U.S. clinical health care market, the largest worldwide single market for syringes. The market includes 6,000 hospitals, 17,000 nursing homes, 55,000 community pharmacies, 660,000 physicians and 2.2 million nurses.

Products

        MedPro anticipates that it will launch the following four products in the next 18 months.

•	Vacumate Blood Collection Safety Products. The MedPro blood collection products are passive medical devices formatted in two models supported by three issued patents and one pending patent. Currently, there are no fully passive (automatic) blood collection products on the market.
•	The Tube-Activated Product. The product prevents the operator from drawing blood without having first engaged the safety system. MedPro anticipates the United States Food and Drug Administration (“FDA”) will issue a 510(k) clearance for this product as soon as January 2008, based in part upon the approval already issued to the skin-activated model.
•	The Skin-Activated Product. Currently the only fully passive product design available. This model has received a 510(k) clearance to market from the FDA.
•	Intravenous Butterfly Valve. The MedPro Needleless Intravenous Butterfly Valve incorporates MedPro’s core technology into a collection system that will be similar to current conventional systems in both appearance and operation. The product is a passive system and will provide a safety engagement system that will be familiar to operators.
•	Anti-Blunting Safety Syringe. Using a two-stage passive protective system, there are two separate models of this “anti-blunting” safety syringe. One is designed specifically for fillable syringes and the other for prefilled syringes. MedPro has acquired rights for both models through its agreement with SGPF LLC, an affiliate. There are one patent and four U.S. patent applications relating these designs, which we believe gives MedPro a competitive advantage in the market. This product may also be supplied without the anti-blunting feature, to be used as a fillable safety syringe.

Product Development

        Since the passage of the 2001 Needlestick Prevention Act, MedPro has focused on safety solutions employing inherent passive needles or needleless replacements that require no operator activation of the safety mechanism. MedPro’s R&D approach has been to identify and acquire leading edge technology with a view to developing medical device safety products with significant commercial potential. Accordingly, all of MedPro’s intellectual property, research, and development has come from either acquisitions or technology agreements with third party inventors. The most significant of these relationships is with Visual Connections, Inc., a California intellectual property company. Visual Connections and its founder have entered into a technology acquisition agreement with SGPF LLC, a limited liability company owned by W. Craig Turner, MedPro’s Chairman. The agreement gives SGPF the right to acquire rights to one patent, eight patent applications and the related safety syringe technology, which MedPro has the right to acquire from SGPF. Visual Connections and its founder have developed intellectual property for needlestick reduction solutions across a wide range of applications. MedPro has had a long-term relationship with Visual Connections, and expects to continue this relationship for the foreseeable future.

        In addition to the four products MedPro plans to launch in the next 18 months, MedPro has several products in the development pipeline that it believes have the potential to provide significant future revenues. These include:

•	Safe-Mate® Dental Safety Needles. MedPro owns and is currently distributing a single-patient, multi-injection safety needle designed for use within the dental market. Safe-Mate® is an engineered sharps injury protection technology that provides a safe, simple and cost-effective solution to reduce the risk of accidental needlestick injury. Providing a sheathing safety needle designed for multiple uses on a single patient, Safe-Mate® is the first and only dental safety needle to fit most standard metal syringes.
•	Key-Lok™ Needleless IV System. MedPro’s patented latex-free Key-Lok™ System will enable health care providers to administer medications free of unprotected needles, essentially eliminating the likelihood of many accidental needlestick injuries, while reducing cross contamination dangers. The product is designed to be cost-competitive and, MedPro believes, functionally superior to the leading product currently on the market.
•	Prefilled Safety Syringe. MedPro’s patent pending design allows pharmaceutical companies to fill a medicament cartridge in their existing factories which then snaps into MedPro’s pre-assembled safety syringe. This design is fully compatible with existing pharmaceutical manufacturing lines, avoiding the need to change existing assembly processes. The design works with both glass and plastic medicament cartridges.

        As part of its commercialization strategy, MedPro identifies potential marketing partners for a specific technology who MedPro believes offer a combination of market share access, distribution capability, and credibility in the market as a superior supplier of value-added safety technology to medical device consumers.

Strategy

        MedPro aims to create significant shareholder value over the short to medium term by marketing its safety products through alliances with partners capable of worldwide distribution. The key elements of its strategy include:

•	Obtain institutional financing to finance product introductions, such as the investment by the Series A Purchasers.
•	Enter the U.S. healthcare market with the introduction of the Vacumate blood collection products through major medical distribution partners.
•	Finish development of the Winged Butterfly device and introduce it to the market.
•	Enter the U.S. clinical market with the introduction of the “Anti-Blunting” Safety Syringe in 1 ml and 3 ml versions. Evaluate offering this product in a syringe size of 5ml or larger, to be used with interchangeable needles.
•	Broaden distribution channels by establishing partnership alliances with more medical product distributors.
•	Complete the development and evaluate the market demand of additional products in the pipeline that appear to have strong market potential.

        Over the next 18 months, MedPro plans to introduce four products through firm “take or pay” minimum volume contracts with Greiner Bio-One and other distribution partners that provide for specific terms and unit volumes. As of December 28, 2007, MedPro had entered into one such agreement for the distribution of one of its blood collection products. The table below summarizes the products and channel partners included in MedPro’s core growth plan.

Product	Status	Contract or Proposed Target Terms

Skin-Activated Blood Collection	In negotiations with two suppliers.	Three-year “take or pay” contract.

Tube Activated Blood Collection	Contract signed with Greiner Bio- One. Production anticipated to begin in first quarter of 2008, subject to FDA 510(k) clearance and final production clearance activities.	Five-year “take or pay” contract for 110 million units and $30.8 million.

Butterfly Valve	In discussions with three suppliers.	Three-year “take or pay” contract.

“Anti-Blunting” Safety Syringe	In discussions with two suppliers. Term sheet	Two-year “take or pay” contract.

Pre-filled Safety Syringe	Preliminary discussions with two suppliers.	No Proposal to date.

Intellectual Property and Licenses

        MedPro owns or holds rights to acquire various intellectual properties, including patents, patent applications, technology, trade secrets, know-how, copyrights and trademarks in the United States and other countries. MedPro is also licensed under domestic and foreign patents, patent applications, technology, trade secrets, know-how, copyrights and trademarks owned by others. In the aggregate, these intellectual property assets and licenses are of material importance to MedPro’s business. MedPro believes, however, that no single patent, technology, trademark, intellectual property asset or license is material in relation to MedPro’s business as a whole.

Competition

        MedPro operates in the increasingly complex and challenging medical device marketplace. Technological advances, federal regulations in the United States and some foreign markets, and scientific discoveries have accelerated the pace of change in medical technology, and the regulation of increasingly more sophisticated and complex medical products is increasing. Companies of varying sizes compete in the global medical technology field. Some are more specialized than MedPro with respect to particular markets, and some have greater financial resources than MedPro. New companies have entered the field, particularly in the areas of safety-engineered devices and in life sciences, and established companies have diversified their business activities into the medical technology area. Other firms engaged in the distribution of medical technology products have become manufacturers of medical devices and instruments as well. Acquisitions and collaborations by and among other companies seeking a competitive advantage also affect the competitive environment.

        A company’s ability to compete in the medical device market depends on many factors, including price, quality, innovation, service, reputation, distribution, and promotion. In order to increase revenue growth by focusing on products that deliver greater benefits to patients and medical professionals, and to maintain an advantage in the competitive environment in which it operates, MedPro must continue to invest in research and development, quality management, quality improvement, product innovation and productivity improvement. MedPro will compete against companies with substantially more financial resources to invest for these purposes.

Suppliers

        MedPro anticipates no material shortages of equipment, fixtures or other products that are necessary to its operations. Generally, alternate suppliers are available for all of MedPro’s raw materials and supplies. MedPro also maintains or will develop production relationships with multiple manufacturing partners whenever possible to avoid dependence upon a single production source.

Government Regulation

        MedPro operates in the medical device safety products industry. The development, manufacture and marketing of products sold by MedPro may be subject to extensive regulation by various government agencies, including the FDA and the U.S. Federal Trade Commission, as well as various state and local agencies. These and other agencies regulate production processes, product attributes, packaging, labeling, advertising, storage and distribution and establish and enforce standards for safety, purity and labeling. In addition, other governmental agencies (including the U.S. Occupational Safety and Health Administration), establish and enforce health and safety standards and regulations in the workplace.

Information Technology

        MedPro is in the process of selecting a fully integrated IT platform that will enable it to fully and efficiently satisfy its sales and ordering processes while generating the appropriate level of internal control. MedPro has identified a full service vendor that will be responsible to data integrity, IT security, managed network services, disaster recovery, offsite encrypted data storage, and support of all voice and data communications, both internally and externally. The system will provide a high level of security, backup, and risk management that management believes will significantly reduce the risk of IT failure and resultant negative impact on operations.

Employees

        As of December 28, 2007, MedPro had seven employees. None of MedPro’s employees are subject to a collective bargaining agreement.

Website

        MedPro maintains a website at www.medprosafety.net, and provides a linked site to each of its products. Currently, the Safe-Mate and Vacu-Mate products are listed on that site.

RISK FACTORS

        You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this report that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of Dentalserv.com common stock could decline, and you may lose all or part of your investment.

Risks Relating to the MedPro Business

        In this discussion of the “Risks Relating to the MedPro Business,” unless otherwise noted or required by the context, references to “us,” “we,” “our,” and similar terms refers to MedPro, the operating business of MedPro after the consummation of the merger.

MedPro’s future growth depends upon the development of new products, and there can be no assurance that such products will be developed.

        A significant element of MedPro’s strategy is to increase revenue growth by focusing on products that deliver greater benefits to patients, healthcare workers and researchers. The development of these products requires significant research and development, significant financial resources clinical trials and regulatory approvals. The results of MedPro’s product development efforts may be affected by a number of factors, including MedPro’s ability to innovate, develop, acquire and manufacture new products, complete clinical trials, obtain regulatory approvals and reimbursement in the United States and abroad, or gain and maintain market approval of our products. In addition, patents attained by others can preclude or delay our commercialization of a product. There can be no assurance that any products now in development or that MedPro may seek to develop in the future will achieve technological feasibility, obtain regulatory approval, or gain market acceptance.

The medical device industry is very competitive.

        The medical device industry is subject to rapid technological changes, and MedPro faces significant competition across its product lines and in each market in which its products are sold. MedPro faces this competition from a wide range of companies. These include large medical device companies, some of which may have greater financial and marketing resources than MedPro. MedPro also faces competition from firms that are more specialized than it with respect to particular markets. Non-medical device companies, including pharmaceutical companies, also offer alternative therapies for disease states that may be delivered without a medical device. In addition, some competitors have established manufacturing sites or have contracted with suppliers located in China and other low-cost manufacturing locations as a means to lower their costs. New entrants may also appear, particularly in these low-cost countries.

        The development of new or improved products, processes or technologies by other companies may make MedPro’s products or proposed products obsolete or less competitive and may materially adversely affect its earnings, financial condition or cash flows.

MedPro’s future operating results may fluctuate and cause the price of its common stock to decline.

MedPro expects that its sales and operating results will continue to fluctuate significantly from quarter to quarter due to various factors, many of which are beyond its control. The factors that could cause MedPro’s operating results to fluctuate include, but are not limited to:

•	MedPro’s ability to identify and acquire medical safety device safety technologies with product development potential;
•	MedPro’s ability to successfully develop and bring products to market, including its success in obtaining regulatory approvals;
•	MedPro’s ability to successfully increase sales of its products and expand into new markets;
•	MedPro’s ability to obtain additional financing on satisfactory terms;
•	MedPro’s ability to attract and retain qualified employees;
•	Changes in the costs MedPro pays; and
•	Governmental regulation associated with the medical safety products industry.

If MedPro’s sales or operating results fall below the expectations of investors or securities analysts, the price of its common stock could significantly decline.

Product defects could adversely affect the results of MedPro’s operations.

        The design, manufacture and marketing of medical devices involve certain inherent risks. Manufacturing or design defects, unanticipated use of MedPro products, or inadequate disclosure of risks relating to the use of the product can lead to injury or other adverse events. These events could lead to recalls or safety alerts relating to MedPro’s products (either voluntary or required by the FDA or similar governmental authorities in other countries), and could result, in certain cases, in the removal of a product from the market. Any recall could result in significant costs, as well as negative publicity that could reduce demand for MedPro products. Personal injuries relating to the use of MedPro products can also result in product liability claims being brought against MedPro. In some circumstances, such adverse events could also cause delays in new product approvals. Any of the foregoing circumstances could have a material adverse effect on MedPro’s earnings, financial condition or cash flows.

MedPro cannot guarantee that any of its strategic acquisitions, investments or alliances will be successful.

        While MedPro’s strategy to increase revenue growth is driven primarily by internal product development, it will seek to supplement its growth through strategic acquisitions, investments and alliances. Such transactions are inherently risky. The success of any acquisition, investment or alliance may be affected by a number of factors, including its ability to properly assess and value the potential business opportunity or to successfully integrate it into its existing business. There can be no assurance that any past or future transaction will be successful or that the transaction will not materially adversely affect MedPro’s earnings, financial condition or cash flows.

MedPro’s operations are dependent in part on patents and other intellectual property rights.

        MedPro’s businesses rely on patent, trademark and other intellectual property rights. While MedPro does not believe that the loss of any one patent or other intellectual property asset would materially affect MedPro operations, these intellectual property assets, in the aggregate, are of material importance to MedPro’s business. MedPro can lose the protection afforded by these intellectual property assets through patent expirations, legal challenges or governmental action. Patents attained by competitors, particularly as patents on MedPro’s products expire, may also adversely affect MedPro’s competitive position. The loss of a significant portion of MedPro’s portfolio of intellectual property assets may have a material adverse effect on its earnings, financial condition, or cash flows.

MedPro may need additional financing, which may not be available on satisfactory terms or at all.

        MedPro may need to raise additional funds to support its future expansion and growth plans. MedPro’s funding requirements may change as a result of many factors, including underestimates of budget items, unanticipated cash requirements, future product and service opportunities, and future business combinations. Consequently, MedPro may need to seek additional sources of financing, which may not be available on favorable terms, if at all, and which may be dilutive to existing stockholders.

        MedPro may seek to raise additional financing through equity offerings, debt financings or additional corporate collaboration and licensing arrangements. To the extent MedPro raises additional capital by issuing equity securities, its stockholders will experience dilution. To the extent that MedPro raises additional capital by issuing debt securities, MedPro could incur substantial interest obligations, may be required to pledge assets as collateral for the debt, and may be constrained by restrictive financial and/or operational covenants. Debt financing would also be superior to the stockholders’ interests in bankruptcy or liquidation. To the extent MedPro raises additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our products, or grant licenses on unfavorable terms.

MedPro depends on its key personnel, and the loss of their services may adversely affect its business.

        MedPro is highly dependent upon the efforts of its senior management team. The death or departure of any of its key personnel could have a material adverse effect on its business. In particular, the loss of W. Craig Turner, MedPro’s Chairman and Chief Executive Officer, could significantly impact its ability to operate and grow the business and could cause performance to differ materially from projected results.

MedPro could face labor shortages which could slow its growth.

        MedPro’s success depends in part upon its ability to attract, motivate and retain a sufficient number of qualified employees necessary to keep pace with its expansion plans. Qualified individuals of the requisite caliber and number needed to fill these positions are in short supply in some areas. Any material increases in employee turnover rates could have a material adverse effect on its business, financial condition, operating results or cash flows. Additionally, competition for qualified employees could require us to pay higher wages to attract sufficient employees, which could result in higher labor costs.

MedPro’s expansion may strain its infrastructure which could slow its development.

        MedPro also faces the risk that its existing systems and procedures, financial controls, and information systems will be inadequate to support its planned expansion. MedPro cannot predict whether it will be able to respond on a timely basis to all of the changing demands that its planned expansion will impose on management and these systems and controls. If MedPro fails to continue to improve its information systems and financial controls or to manage other factors necessary for it to achieve its expansion objectives, its business, financial condition, operating results or cash flows could be materially adversely affected.

MedPro’s operations are subject to governmental regulation associated with the medical safety device industry, the operation and enforcement of which may restrict its ability to carry on its business.

        The development, manufacture, and marketing of products sold by us will be subject to extensive regulation by various government agencies, including the U.S. Food and Drug Administration and the U.S. Federal Trade Commission, as well as various state and local agencies. These agencies regulate production processes, product attributes, packaging, labeling, advertising, storage, and distribution. These agencies establish and enforce standards for safety, purity, and labeling. In addition, other governmental agencies (including the U.S. Occupational Safety and Health Administration), establish and enforce health and safety standards and regulations in the workplace. MedPro will seek to comply at all times with all such laws and regulations. MedPro will obtain and maintain all necessary permits and licenses relating to our operations, and will ensure that its facilities and practices comply with applicable governmental laws and regulations. Nevertheless, there is no guarantee that MedPro will be able to comply with any future laws and regulations. MedPro’s failure to comply with applicable laws and regulations could subject it to civil remedies including fines, injunctions, recalls or seizures as well as potential criminal sanctions. As a result of such regulations, MedPro may encounter a variety of difficulties or extensive costs, which could delay or preclude it from marketing its products or continuing or expanding its operations. MedPro cannot predict if all necessary approvals will be granted or that if granted, any approval will be received on a timely basis. If approvals are not obtained or are delayed, this may also preclude MedPro from marketing its products, or continuing or expanding its operations.

Risks Relating to Ownership of MedPro Common Stock

We cannot assure you what the market price of MedPro common stock will be.

        Before the merger there was no public trading market for Old MedPro common stock and the common stock of Dentalserv.com traded infrequently on the Over-the-Counter Bulletin Board (“OTCBB”). There can be no assurance that a more active market for MedPro common stock will develop and we cannot predict the prices at which the common stock of the combined company MedPro will trade. Future trading may be sporadic. The price per share implied in the merger transaction was determined through negotiations among Old MedPro, Dentalserv.com and Series A Purchasers and it may not bear any relationship to the market price at which MedPro common stock will trade in the future or to any other established criteria of its value. It is possible that in a future quarter MedPro’s operating results may be below the expectations of public market analysts and investors and, as a result of these and other factors, the price of New MedPro common stock may fall.

Only approximately 1% of MedPro’s shares outstanding may be sold into the public market immediately after the merger, which could depress MedPro’s stock price.

        Of the approximately 13.3 million shares of MedPro common stock that will be outstanding immediately after the merger, only approximately 142,000 shares will be freely tradable without restriction under the Securities Act of 1933. The remaining shares will be “restricted securities” as that term is defined in Rule 144 under the Securities Act which will be freely tradable subject to applicable holding period, volume and other limitations under Rule 144. In addition, certain New MedPro stockholders are subject to lock-up agreements, restricting the sale of MedPro common stock for six months after the registration of common shares issuable upon the conversion of our preferred stock and the exercise of our stock purchase warrants. Furthermore, MedPro common stock that is issueable upon conversion of the Series A Stock or the exercise of the warrants will also be eligible to become freely tradable.

The market price of MedPro common stock may be highly volatile.

        The market price of the MedPro common stock may fluctuate significantly in response to factors, some of which are beyond its control, such as the announcement of new products or services by MedPro or its competitors, quarterly variations in its and its competitors’ results of operations, changes in earnings estimates or recommendations by securities analysts, developments in its industry, and general market conditions and other factors, including factors unrelated to its own operating performance or the condition or prospects of its industry.

        Further, the stock market in general, and securities of small-cap companies in particular, can experience extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of the MedPro common stock, which could cause a decline in the value of MedPro common stock. You should also be aware that price volatility might be worse if the trading volume of the MedPro common stock is low.

        Although MedPro common stock is currently quoted on the OTCBB, trades may occur very frequently. There can be no assurance that a more active market for MedPro common stock will develop. Accordingly, holders of MedPro common stock must assume they may have to bear the economic risk of an investment in MedPro common stock for an indefinite period of time.

We cannot assure you that the MedPro common stock will become liquid.

        We intend to seek to have the MedPro common stock listed for quotation on the OTCBB as soon as practicable. However, we cannot assure you that an active trading market for MedPro will develop as a result of the OTCBB listing. In addition, if MedPro fails to meet the criteria set forth in the SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the MedPro common stock, which may further affect its liquidity and make it more difficult for MedPro to raise additional capital.

Our investors have the right to their shares registered for resale, which could depress the market price of MedPro common stock.

        The Registration Rights Agreement will require us to use commercially reasonable efforts to register the shares of MedPro common stock that will underlie our Series A convertible preferred stock and our stock purchase warrants for public resale. Sales of substantial amounts of MedPro’s common stock in the public market, or the perception that these sales may occur, could adversely affect the prevailing market price of MedPro common stock, and its ability to raise capital through a public offering of its equity securities. See “Market for Common Equity and Related Stockholder Matters” which describes the circumstances under which restricted shares may be sold in the public market.

MedPro’s operation as a public company subjects it to extensive corporate governance and disclosure regulations that will result in additional operating expenses.

        As a public company, MedPro will incur significant legal, accounting and other expenses. MedPro will incur costs associated with its public company reporting requirements. Dentalserv.com also anticipates that it will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and the National Association of Securities Dealers (“NASD”). MedPro expects these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase its legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, MedPro faces a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting and the independent auditors to attest to the effectiveness of such internal controls and the evaluation performed by management. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. The Public Company Accounting Oversight Board, or PCAOB, has adopted documentation and attestation standards that the independent auditors must follow in conducting its attestation under Section 404. MedPro is currently preparing for compliance with Section 404; however, there can be no assurance that it will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm MedPro’s operating results, cause it to fail to meet reporting obligations or result in management being required to give a qualified assessment of its internal controls over financial reporting or its independent auditors providing an adverse opinion regarding management’s assessment. Any such result could cause investors to lose confidence in MedPro’s reported financial information, which could have a material adverse effect on its stock price.

        We also expect these new rules and regulations may make it more difficult and more expensive for it to obtain director and officer liability insurance and MedPro may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for MedPro to attract and retain qualified individuals to serve on its Board of Directors or as executive officers. We cannot predict or estimate the amount of additional costs it may incur or the timing of such costs.

If MedPro fails to maintain the adequacy of its internal controls, its ability to provide accurate financial statements and comply with the requirements of the Sarbanes-Oxley Act of 2002 could be impaired, which could cause its stock price to decrease substantially.

        Because MedPro operated as a private company without public reporting obligations before the merger, MedPro had limited personnel and resources to the development of the external reporting and compliance obligations that would be required of a public company. MedPro has taken and will continue to take measures to address and improve its financial reporting and compliance capabilities and it is in the process of instituting changes to satisfy its obligations in connection with joining a public company, when and as such requirements become applicable to it. Before taking these measures, MedPro did not believe it had the resources and capabilities to do so. MedPro plans to obtain additional financial and accounting resources to support and enhance its ability to meet the requirements of being a public company. MedPro will need to continue to improve its financial and managerial controls, reporting systems and procedures, and documentation thereof. If MedPro’s financial and managerial controls, reporting systems or procedures fail, it may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act of 2002 as it applies to us. Any failure of MedPro’s internal controls or its ability to provide accurate financial statements could cause the trading price of MedPro common stock to decrease substantially.

Past activities of Dentalserv.com and its affiliates may lead to future liability for the combined companies.

        Before the merger, Dentalserv.com engaged in businesses unrelated to that of MedPro’s new operations. Any liabilities relating to such prior business may have a material adverse effect on MedPro.

Our inability to register the shares of common stock underlying our outstanding convertible preferred stock and warrants could cause us to incur financial penalties

        The Registration Rights Agreement will require us to use commercially reasonable efforts to register the shares of MedPro common stock that will underlie the Series A stock and the Warrants for public resale. If MedPro fails to take specified actions within certain time periods provided in the Registration Rights Agreement, MedPro may be required to pay a penalty of 1.5% of the total purchase price of the units until failure is cured, with the maximum amount of the penalty capped at 20% of the total purchase price of the units. If MedPro incurs these penalties, it could have an adverse effect on our financial results, cash flows, and ability to fund operations.

Management may apply the proceeds of the Private Placement to uses for which Investors may disagree.

        MedPro’s management will have considerable discretion in using the proceeds of the Private Placement, and Investors will not have an opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. The proceeds may be used for corporate purposes with which investors may disagree.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of MedPro for the fiscal year ended December 31, 2006 and the nine months ended September 30, 2007 should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this Form 8-K. References in this Management’s Discussion and Analysis or Plan of Operations to “us,” “we,” “our,” and similar terms refers to MedPro. This discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

Overview

        MedPro Safety Products, Inc. has developed and acquired a portfolio of medical device safety products incorporating proprietary needlestick prevention functionalities. MedPro has generated revenues since 2005 from sales of its single-patient, multi-injection safety needle designed for use within the dental market.

        MedPro’s strategy for the next 24 months focuses on completing the steps necessary to commence distribution of four additional products in three related product sectors. MedPro plans to enter into strategic partnership agreements with major medical products distribution partners, which whenever possible, would be fixed “take-or-pay” contracts. MedPro has entered into one such agreement with a distribution partner for one model of its blood collection devices and is negotiating the terms of distribution arrangements with respect to a second model. In addition, MedPro is discussing the terms of a similar distribution arrangement with potential partners for a proprietary safety syringe product with a unique “anti-blunting” feature and a prefilled pharmaceutical safety syringe. MedPro’s product development plans also include a safety dental syringe and a needleless intravenous line based on patents and designs it controls.

        MedPro has invested approximately $12 million in its technology to date, including patent, regulatory, compliance, acquisition, and marketing efforts.

Critical Accounting Estimates and Judgments

        Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of our financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures. We base our estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. The significant accounting policies that are believed to be the most critical to fully understanding and evaluating the reported financial results include revenue recognition, inventory valuations for slow moving items, and impairment of goodwill, and the recovery of deferred income tax assets.

        We recognize sales and associated cost of sales when delivery has occurred and collectability is probable. There have been minimal returns for credit, so no reserve for product returns has been established. We provide for probable uncollected amounts through a charge to earnings and a credit to the allowance for doubtful accounts based on our assessment of the current status of individual accounts. We currently believe all accounts receivable are collectible and no allowance is necessary.

        We determine our inventory value at the lower of cost (first-in, first-out method) or market value. In the case of slow moving items, we may write down or calculate a reserve to reflect a reduced marketability for the item. The actual percentage reserved depends on the total quantity on hand, its sales history, and expected near term sales prospects. When we discontinue sales of a product, we will write down the value of inventory to an amount equal to its estimated net realizable value less all applicable disposition costs.

        Our intangible assets consist principally of intellectual properties such as regulatory product approvals and patents. We amortize our intangible assets over their estimated period of benefit, ranging from one to ten years upon being placed in full production. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or indicate that impairment exists.

        As part of the process of preparing our consolidated financial statements, we must estimate our actual current tax liabilities together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within the consolidated balance sheet. We must assess the likelihood that the deferred tax assets will be recovered from future taxable income and, to the extent we believe that recovery is not likely, a valuation allowance must be established. To the extent we establish a valuation allowance or increase or decrease this allowance in a period, the impact will be included in the tax provision in the statement of operations.

Results of Operations

Comparison of the Nine Month Periods Ended September 30, 2007 and 2006

        MedPro recorded losses for both the nine month periods ended September 30, 2007 and September 30, 2006 of $(1,981,011) and $(2,414,368), respectively. Losses from operations were $(1,981,357) and $(2,416,179) for those periods of 2007 and 2006. The net losses for the periods included net other income of $346 and $1,811.

        Sales for the first nine months of 2007 were $58,784 compared to $71,743 for the first nine months of 2006, principally due to sales of the Safemate® device. Inventory levels have increased to accommodate expected demand and MedPro does not expect to experience supply problems during the balance of 2007 and future periods. Management expects to use some of the net proceeds of the investment by the Series A Purchasers for an advertising campaign to reintroduce the Safemate® product in the marketplace.

        The gross margins for the product sales during the first nine months of 2007 and 2006 were as follows:

	2007		2006

	$	%	$	%
Sales	$ 58,784	100.0%	$ 71,743	100.0%
Cost of sales	10,182	17.3%	16,676	23.2%
Gross margin	48,602	82.7%	55,067	76.8%

        Management wrote down the Needlyzer® device to net realizable value in 2004. The margin on this device was relatively small after the write down. Sourcing the Safemate® device offshore in 2006 reduced costs and improved the margin. Due to relatively low sales levels, the effect of minor inventory adjustments in 2007 and higher sales prices for the Needlyzer® in 2007 have influenced the higher than expected gross margin in the first nine months of 2007. Management estimates the gross margin on future sales to be approximately 40%.

        Total operating expenses of $2,029,960 during the first nine months of 2007 reflected the renewed activity in product development for the Vacu-Mate blood collection device, higher salary expense, more significant interest costs, and higher professional fees in connection with the new product and the reintroduction of the dental needle. Operating expenses during the first nine months of 2006 were $2,471,246, or $441,286 higher than the corresponding period of 2007. The largest component of increased costs in 2006 related to the cost to acquire and develop the Vacu-Mate patent. Other income and expenses in both periods were immaterial.

        Total assets were $5,564,110 as of September 30, 2007 and $5,227,559 as of September 30, 2006. These figures were relatively flat from year to year. The major additions to assets related to the Key-Lok™ intellectual property (approximately $489,000) and manufacturing equipment (approximately $500,000).

        Total liabilities declined from $12,435,874 to $12,299,373 (a change of $(136,501)) as a result of the discharge of debt by the principal shareholder, the conversion of debt to common stock by a shareholder and the reduction of debt from payments. The money to liquidate these debts and to fund the operating losses also came from net new capital of $3,263,401, including the previously listed conversion and new capital infusion. Additional debt of $1,000,000 from Vision and a new bank loan and line of credit, replacing existing debt and partially funding current operating losses, in the amounts of $5,000,000 in term debt and $1,500,000 ($1,492,500 outstanding at September 30, 2007) in a working capital line, were secured in 2007.

        The accumulated deficit went from $(14,919,843) as of September 30, 2006 to $(16,512,671) as of September 30, 2007, due to the net effect of 2007 and 2006 operating losses (for the entire year) and the impact of the discharge of debt on the last half of 2006. The full year loss for 2006 was $(1,393,087), less than the loss for the first nine months of 2006.

Comparison of Years Ended December 31, 2006 and 2005

        MedPro incurred losses of $(1,021,281) for 2006 and $(3,286,549) for 2005. Losses from operations were $(1,342,941) and $(336,221), respectively. The net losses for the periods included net other income and (expense) of $321,660 and $(2,950,328).

        Sales of the Safemate® dental needle were $60,803 for 2006 and $48,054 for 2005. Sales of the Needlyzer® for the same periods were $20,565 and $10,741, respectively. The Needlyzer® device has not proven to be commercially viable in the United States but we have seen some limited interest in third world countries for use in limiting transmission of blood borne pathogens through needle sharing or reuse. Sales of the Safemate® device were adversely affectively by limited marketing, as management focused on development of the Vacu-Mate blood collection device, and the effects of the interruption of supplies due to difficulty with a former supplier.

        The gross margins for the product sales in 2006 and 2005 were as follows:

	2006		2005

	$	%	$	%
Sales	$ 81,368	100.0%	$ 58,795	100.0%
Cost of sales	38,016	46.7%	41,609	70.8%
Gross margin	43,352	53.3%	17,186	29.2%

        Management wrote down the Needlyzer® device to net realizable value in 2004. The margin on this device was expected to be relatively small after the write down. Sourcing the Safemate® device offshore in 2006 reduced costs and improved the margin on this device.

        Total operating expenses increased by $1,032,886 in 2006 to $1,386,293, reflecting renewed activity in product development for the Vacu-Mate device, additional employees, and renewed travel activity in connection with the new product and the reintroduction of the dental needle. These expenses totaled $353,407 in 2005. Interest expense was $985,202 and $2,972,174 for the two years. MedPro borrowed money at risk adjusted rates that exceeded rates available to more commercially successful companies. The impact of the discharge of indebtedness by the Company’s principal shareholder resulted in an income item of $1,294,526 late in 2006.

        Total assets grew from $3,402,380 in 2005 to $4,640,512 in 2006. The most significant changes were in fixed assets and intellectual property additions. The major additions to assets relate to the Key-Lok™ intellectual property (approximately $489,000) and manufacturing equipment (approximately $500,000).

        Total liabilities declined from $11,504,406 to $10,061,564 (a change of $(1,442,842)) as a result of the discharge of debt by the principal shareholder, the conversion of debt to common stock by a shareholder and the reduction of debt from payments. The money to liquidate these debts and to fund the operating losses also came from net new capital of $3,702,255, including the previously listed conversion and new capital infusion.

        The accumulated deficit went from $(14,163,932) in 2005 to $(15,185,213) in 2006 due to the operating loss in 2006 of $(1,021,281).

Liquidity and Capital Resources

        As described under “Use of Proceeds,” we estimate the net proceeds from the investment by the Series A Purchasers will total $11,575,000 after payment of the placement fee and offering expenses. Immediately after the merger, we expect to use approximately $3,000,000 of the net proceeds to repay a bridge loan from Vision, repay the current portion of shareholder loans, and pay financing fees to our bank. The remaining $8,500,000 will be working capital and the principal source of funding for MedPro’s operations through December 31, 2008. Other sources of funds include revenues from the sale of our medical safety products, including anticipated revenues from the sale of the blood collection product we expect to launch in 2008, and the commitment for funding made by our Chairman.

        We have entered into a “take or pay” agreement with a worldwide medical products company for distribution of our tube-activated blood collection system. We anticipate a January 2008 launch of this product, subject to the receipt of FDA 510(k) clearance and the completion of production arrangements. Assuming no delay in the launch, MedPro could receive revenues from the sale of the collection tube activated product beginning in the first quarter of 2008. Our agreement requires our distributor to purchase a minimum of $1.4 million of the product during the year beginning when we make the first commercial shipment of the product to the distributor.

        CRM Companies, Inc., an entity that is owned by MedPro’s Chairman, W. Craig Turner, has funded MedPro’s recent operations through loans. Mr. Turner has also committed to continue to cover any cash deficits that MedPro incurs through December 31, 2008, and has also personally guaranteed up to $5.5 million of MedPro’s bank debt. See “Certain Relationships and Related Party Transactions.” MedPro’s indebtedness under its credit agreement bears interest at the prime rate plus 2%, calls for monthly payments of approximately 139,000 beginning in August 2008, and matures on August 1, 2011.

        We estimate we will need approximately $10,000,000 to fund our operations through the end of 2008. Our primary cash requirements will be to fund (a) launching our blood collection products for distribution, (b) continuing development of our safety syringe products and other medical device safety products based on the technology for which we hold rights, and (c) increasing our administrative capability as needed to support expanded day-to-day operations. In addition, we expect to reserve up to approximately $3,000,000 of our anticipated working capital to take advantage of opportunities to acquire technology or distribution rights for products that complement or expand our product portfolio.

        We may require additional funding to complete the development of and launch all of the safety products for which we currently own intellectual property rights. In addition, development or production costs may increase beyond the amounts on which we have based our current funding assumptions. The Series A Purchasers have the right to fund our future financing needs by exercising stock purchase warrants for cash; although we have no assurance they would do so and any such exercise may depend on the then-prevailing trading price for MedPro common stock.

        Although we plan to continue to outsource our developmental and manufacturing resource needs, we also plan to expand our in-house capabilities. We expect to employ a senior product development officer and project engineer to direct the development of our portfolio of products and to work directly with our external product development firm. This will allow our current management personnel to focus on production and marketing as our products complete the regulatory approval process and distribution can begin.

        During the next year, we expect to add additional administrative support personnel and infrastructure as necessary to support the planned expansion of our operations. MedPro will need to add personnel and substantially increase the related administrative expenses to continue product development, increase sales and marketing activities, and comply with periodic reporting and internal control requirements. We expect to purchase computer systems and related equipment for approximately $90,000 to support our data and communications requirements. In addition, we recently engaged a full service information technology support firm to ensure appropriate support of our systems, telephone, and backup of corporate records for a total of approximately $24,000 over the next twelve months. MedPro will also need to purchase product inspection equipment for approximately $100,000 in connection with the launch of its blood collection product.

        We anticipate spending a minimum of $200,000 through the end of 2008 for legal, accounting and other compliance-related expenses arising from MedPro’s reporting and other obligations under the Securities Exchange Act and its commitment during the six months following the merger to register shares beneficially owned by the Series A Purchasers for possible resale under the Securities Act of 1933. In addition, under the terms of its stock purchase agreement with the Series A Purchasers, MedPro has committed to spend $240,000 for investor relations and corporate marketing activities during the twelve months following the merger.

        While we expect MedPro to realize significant revenue from the launch of the first of two models of the blood collection product, the amount of revenue realized in 2008 will depend upon our ability to procure regulatory approval and other factors that could delay the launch. MedPro will also continue to develop products from its portfolio. As a result, we do not expect MedPro to show an operating profit in the current fiscal year, or over the next twelve months. We believe there is a well defined market for MedPro’s products, and supported by federal Needlestick Prevention Act, which requires the use of products similar to those MedPro is developing. We are optimistic about the prospects for our blood collection products based upon our pre-marketing activities over the past two years, general interest in the skin activated product, and our minimum volume distribution contract. At current production cost estimates, we expect MedPro to have operating margins of approximately 40%, although margins could be adversely affected by continued increases in the cost of necessary raw materials used. We will monitor MedPro’s cash flow carefully and will maintain limited, but necessary, employment levels required to sustain operations.

        Our current sales estimates are exclusively for product sales in the United States. We do not anticipate revenue from the marketing of the tube activated blood collection device in Europe, although its distributor has received preliminary favorable interest from pre-launch marketing and demonstration activates. Our ability to generate future European and other foreign sales will depend upon regulatory approvals for MedPro’s products.

        MedPro’s growth will depend upon our ability to enter into sales and distribution agreements for its other technologies, as they become available for distribution.

USE OF PROCEEDS

        The net proceeds from the Series A Purchasers, after payment of estimated expenses of $1,425,000 related to the offering and the merger, are anticipated to total approximately $11,575,000. MedPro plans to use the net proceeds to pay off outstanding debt and for the other anticipated uses shown in the table below.

Gross offering proceeds	$13,000,000[1]

Financial advisory fee	1,040,000
Offering expenses	385,000

Net offering proceeds	$11,575,000

Repay Vision bridge loan	1,050,000
Repay Bank financing fees	150,000
Repay Shareholder loans (current portion)	1,790,000

Working capital	8,585,000

Total uses	$11,575,000

(1)	Includes $11 million paid in cash at closing and $2 million payable no later than March 31, 2008.

        The precise amount and timing of the application of the net offering proceeds depends on many factors, including, but not limited to actual funding requirements. Until the proceeds are used, MedPro may invest the proceeds, depending on its cash flow requirements, in short and long-term investments including, but not limited to, treasury bills, commercial paper, certificates of deposit, securities issued by U.S. government agencies, money market funds, repurchase agreements and other similar investments.

CAPITALIZATION

	Historical As of Sept. 30,2007	As Adjusted for the Private Placement and Reverse Split		As Adjusted Further for the Merger
Cash	$12,769	$9,587,769	(1)	$7,982,656	(2)
Promissory note due March 31, 2008	-0-	$2,000,000	(1)	2,000,000

Payable to Shareholders	$-0-	$-0-		$2,641,769
Long-term debt, including current portion	-0-	-0-		5,899,736

Total debt and payable to shareholders	$-0-	$-0-		8,541,505

Stockholders’ equity (deficit):
Preferred stock ($0.01 par value, no shares
authorized, historical; 10,000,000 shares
authorized as adjusted and further adjusted; no
shares outstanding, historical;
6,668,230 shares outstanding as adjusted and
as further adjusted)	-0-	66,682		66,682
Common stock ($0.001 par value, 100,000,000
shares authorized, historical; 90,000,000 shares
authorized, as adjusted and further adjusted;
5,605,750 shares outstanding historical;
1,401,438 shares outstanding as adjusted;
and 13,274,627 as further adjusted)	5,606	1,401		13,280

Additional paid-in capital	$45,178	$12,914,897		$21,242,383

Accumulated (deficit)	$(105,853)	$(105,853)		$(16,399,907)

Total stockholders’ equity (deficit)	$(55,069)	$12,877,127		$4,922,438

Total debt and stockholders’ equity (deficit)	$(55,069)	$12,877,127		$13,463,943

(1)	Adjusted for receipt of net proceeds of the private placement in the amount of $11,575,000.

(2)	Adjusted to reflect application of net proceeds as described under “Use of Proceeds.”

PRO FORMA FINANCIAL INFORMATION

        The following unaudited pro forma financial information is presented below:

•	A pro forma condensed balance sheet as of December 31, 2006, which gives effect to the merger as if it had been consummated as of December 31, 2006.
•	A pro forma condensed statement of income for the year ended December 31, 2006, which gives effect to the merger as if it had been consummated as of January 1, 2006.
•	A pro forma condensed balance sheet as of September 30, 2006, which gives effect to the merger as if it had been consummated as of September 30, 2007.
•	A pro forma condensed statement of income for the nine months ended September 30, 2007, which gives effect to the merger as if it had been consummated as of January 1, 2007.

        We prepared the pro forma information based upon the financial statements of MedPro and Dentalserv.com giving effect to the proposed transaction under the assumptions and adjustments set forth in the footnotes to the pro forma consolidated condensed financial statements.

        The pro forma consolidated condensed financial statements may not be indicative of the results that actually would have occurred if the merger had been in effect on the dates indicated or which may be obtained in the future. You should read the pro forma consolidated condensed financial statements in conjunction with the financial statements and notes to financial statements of MedPro and Dentalserv.com included in this Current Report. See “Index to Financial Statements” and “Incorporation By Reference.”

MEDPRO SAFETY PRODUCTS, INC.
Pro Forma Balance Sheet
as of
December 31, 2006

	MedPro 31 DEC 06	DentalServ 31 DEC 06		Pro forma Debit	Adjustments Credit	Combined Total
ASSETS
Current Assets
Cash	59,954	-	[1]	8,484,143	-	8,544,097
Note		-	[1]	2,000,000		2,000,000
Accounts Receivable	4,576	-		-	-	4,576
Inventory	515,013	-		-	-	515,013
Other Current Assets	45,654	-		-	-	45,654

Total Current Assets	625,197	-		10,484,143	-	11,109,340

Property and Equipment
Equipment and Tooling	500,000	-		-	-	500,000
Leasehold Improvements	44,764	-		-	-	44,764
Furniture and Fixtures	37,025	-		-	-	37,025
Trade Show Booth	7,341	-		-	-	7,341

	589,130	-		-	-	589,130
Less: Accumulated Depreciation	71,695	-		-	-	71,695

Property and Equipment, net	517,435	-		-	-	517,435

Other Assets
Intellectual Properties	3,314,547			-	-	3,314,547
Deferred Financing Costs	183,333	-		-	-	183,333

Total Other Assets	3,497,880	-		-	-	3,497,880

Total Assets	4,640,512	-		10,484,143	-	15,124,655

Explanation of Adjustments:

[1]	Addition to cash after all adjustments, issuance costs and pro forma deemed payments.

See Notes to Financial Statements.

MEDPRO SAFETY PRODUCTS, INC.
Pro Forma Balance Sheet
as of
December 31, 2006

	MedPro 31 DEC 06	DentalServ 31 DEC 06	Pro forma Debit		Adjustments Credit		Combined Total
LIABILITIES AND SHAREHOLDERS’
(DEFICIT)/EQUITY
Current Liabilities
Accounts Payable and Accrued
Expenses	831,031	-	121,110	[2]	-		709,921
Accrued Interest Payable	576,222	-	92,253	[3]	-		483,969
Current Portion of Long Term	83,991	-	-		-		83,991
Notes Payable to and Advance
from Shareholders	2,961,216	-	1,282,320[	4]	-		1,678,896

Total Current Liabilities	4,452,460	-	1,495,683		-		2,956,777

Long-Term Liabilities
Notes Payable - Long Term Portion	5,609,104	-	-		-		5,609,104

Total Liabilities	10,061,564	-	1,495,683		-		8,565,881

Shareholders’ (Deficit)/Equity
Common Stock	227,955 [5]	5,574 [6]	220,254	[7]	-		13,275

DSRV Preferred Class A, $0.01
Par Value, 10,000,000 Shares
Authorized, 6,668,230
Issued and Outstanding	-	-	-		66,682	[8]	66,682
Additional Paid-in Capital	9,536,206	21,898	27,472	[11]	11,728,571	[9]	21,259,203
Accumulated Deficit	(15,185,213)	(27,472)	-		432,298	[10]	(14,780,387)

Total Shareholders’
(Deficit)/Equity	(5,421,052)	-	247,726		12,227,552		6,623,774

Total Liabilities and
Shareholders’ Deficiency	4,640,512	-	1,743,409		12,227,552		15,124,655

Explanation of Adjustments:

[2]	Payoff accrued expenses and accounts payable.

[3]	Payoff accrued interest.

[4]	Pay off certain Shareholder Loans and conversion of Shareholder debt.

[5]	MedPro common stock, $0.01 par value; 25,000,000 shares authorized, 22,795,529 issued and outstanding.

[6]	DSRV common stock, $0.001 par value; 90,000,000 shares authorized, 5,612,750 shares issued and outstanding.

[7]	Reflects (a) 1 for 4 reverse stock split of DSRV common shares immediately before the merger; (b) conversion of MedPro common shares into 11,284,754 DSRV common shares in the merger; (c) issuance of 593,931 DSRV common shares as advisory fee in connection with the merger.

[8]	Represents par value of newly issued preferred shares.

[9]	Reallocation of capital stock to Paid In Capital based on combination of DSRV common shares in reverse stock split and conversion of MedPro common shares to lower par value DSRV common shares in the merger. In addition, issuance of preferred stock for purchase price of $13 million, less par value.

[10]	Effect on Accumulated Deficit of interest expense reduction and write off of DSRV Deficit for purchase accounting adjustments.

[11]	Close out of DSRV deficit to Additional Paid in Capital.

See Notes to Financial Statements.

MEDPRO SAFETY PRODUCTS, INC.
Pro Forma Income Statement
for the Year Ended
December 31, 2006

	MedPro 31 DEC 06	DentalServ 31 DEC 06	Pro forma Debit	Adjustments Credit		Combined Total
INCOME STATEMENT
Sales
Needlyzer	20,565	-	-	-		20,565
SafeMate	60,803	-	-	-		60,803

Total Sales	81,368	-	-	-		81,368

Cost of Goods Sold	38,016	-	-	-		38,016

Gross Profit	43,352	-	-	-		43,352

Operating Expenses
Salaries, Wages, and Payroll Taxes	496,322	-	-	-		496,322
Product Development Costs	352,952	-	-	-		352,952
Professional and Insurance	156,294	-	-	-		156,294
General and Administrative	271,473	6,359	-	-		277,832
Travel and Entertainment	103,729	-	-	-		103,729
Depreciation and Amortization	5,523	-	-	-		5,523

Total Operating Expenses	1,386,293	6,359	-	-		1,392,652

Loss from Operations	(1,342,941)	(6,359)	-	-		(1,349,300)

Other Income (Expenses)
Interest Expense	(985,202)	-	-	404,826	[12]	(580,376)
Income from Debt Forgiveness with Related Party	1,294,526	-	-	-		1,294,526
Interest Income	22,289	-	-	-		22,289
Other	(9,953)	-	-	-		(9,953)

Total Other Income (Expenses)	321,660	-	-	404,826		726,486

Provision for Income Taxes	-	-	-	-		-

Net (Loss)	(1,021,281)	(6,359)	-	404,826		(622,814)

Explanation of Adjustments:

[12]	Reduction of interest expense and fees due to deemed debt repayments.

See Notes to Financial Statements.

MEDPRO SAFETY PRODUCTS, INC.
Pro Forma Balance Sheet
as of
30-Sep-07

	MedPro 30 Sep 07	DentalServ 30 Sep 07	Pro forma Debit		Adjustments Credit		Combined Total
ASSETS
Current Assets
Cash	877,215	12,769	9,575,000	[1]	2,482,328	[2]	7,982,656
Note	-	-	2,000,000	[1]	-		2,000,000
Accounts Receivable	9,264	-	-		-		9,264
Inventory	546,944	-	-		-		546,944
Other Current Assets	-	-	-		-		-

Total Current Assets	1,433,423	12,769	11,575,000		2,482,328		10,538,864

Property and Equipment
Equipment and Tooling	500,005	-	-		-		500,005
Leasehold Improvements	44,764	-	-		-		44,764
Furniture and Fixtures	37,776	-	-		-		37,776
Trade Show Booth	7,341	-	-		-		7,341

	589,886	-	-		-		589,886
Less: Accumulated Depreciation	76,910	-	-		-		76,910

Property and Equipment, net	512,976	-	-		-		512,976
Other Assets
Intellectual Properties	3,439,338	-	-		-		3,439,338
Deferred Financing Costs	178,373	-	-		-		178,373

Total Other Assets	3,617,711	-	-		-		3,617,711

Total Assets	5,564,110	12,769	11,575,000		2,482,328		14,669,551

Explanation of Adjustments

[1]	Addition to cash from sale of preferred stock and warrants net of offering expense and fees.

[2]	Payoff Bridge Loan, Shareholder Loans and Convertible Debt, and Related Interest.

See Notes to Financial Statements.

MEDPRO SAFETY PRODUCTS, INC.
Pro Forma Balance Sheet (Contd.)
as of
30-Sep-07

	MedPro 30 Sep 07	DentalServ 30 Sep 07	Pro forma Debit		Adjustments Credit		Combined Total
LIABILITIES AND SHAREHOLDERS’
Current Liabilities
Accounts Payable and Accrued Expenses	761,609	22,838	-		-		784,447
Accrued Interest Payable	421,160	-	-		-		421,160
Current Portion of Long Term Debt	83,991	-	-		-		83,991
Notes Payable to and Advances from
Shareholders	4,016,869	45,000	1,420,100	[3]	-		2,641,769

Total Current Liabilities	5,283,629	67,838	1,420,100		-		3,931,367

Long-Term Liabilities
Notes Payable - Long Term Portion	7,015,745	-	1,200,000	[4]	-		5,815,745

Total liabilities	12,299,374	67,838	2,620,100		-		9,747,112

Shareholders’ (Deficit)/Equity
Common Stock	248,794 [5]	5,606 [6]	241,120	[7]	-		13,280

DSRV Preferred Class A, $0.01 Par
Value, 10,000,000 Shares Authorized,
6,668,230 Issued and Outstanding	-	-	-		66,682	[8]	66,682
Additional Paid-in Capital	9,526,245	45,178	105,853	[9]	11,776,813	[10]	21,242,383
Accumulated Deficit	(16,510,303)	(105,853)	-		216,249	[11]	(16,399,907)

Total Shareholders’ (Deficit)/Equity	(6,735,264)	(55,069)	346,973		12,059,744		4,922,438

Total Liabilities and Shareholders’
Deficiency	5,564,110	12,769	2,967,073		12,059,744		14,669,550

Explanation of Adjustments

[3]	Shareholder Note Payment and Convertible Notes Payoff.

[4]	Payoff Bank Fee and Bridge Loan.

[5]	MedPro common stock, $0.01 par value; 25,000,000 shares authorized, 24,879,363 will be issued and outstanding at the merger.

[6]	DSRV common stock, $0.001 par value; 90,000,000 shares authorized, 5,612,750 shares issued and outstanding.

[7]	Reflects (a) 1 for 4 reverse stock split of DSRV common shares immediately before the merger; (b) issuance of shares of MedPro common for KeyLok™ acquisition, 1,600,780 pre merger shares; (c) conversion of MedPro common shares into 11,284,754 DSRV common shares in the merger; (d) issuance of 593,931 DSRV common shares as advisory fee in connection with the merger.

[8]	Issue preferred shares at par value.

[9]	Effect on Paid In Capital from close out of DSRV deficit for purchase accounting adjustments.

[10]	Net Effect of Reallocation of Capital Stock and the Effect of the New Capital Infusion from the merger.

[11]	Adjustment to Eliminate DSRV Deficit and the Credit the Effect of the Reduction of Interest Expense From the Deemed Payment of Debt.

See Notes to Financial Statements.

MEDPRO SAFETY PRODUCTS, INC.
Pro Forma Income Statement
for the Nine Months Ended
30-Sep-07

	MedPro 30 Sep 07	DentalServ 30 Sep 07	Pro forma Debit		Adjustments Credit		Combined Total
INCOME STATEMENT
Sales	-	-	-		-		-
Needlyzer	10,845	-	-		-		10,845
SafeMate	47,939	-	-		-		47,939

Total Sales	58,784	-	-		-		58,784

Cost of Goods Sold	10,182	-	-		-		10,182

Gross Profit	48,602	-	-		-		48,602

Operating Expenses
Salaries, Wages, and Payroll Taxes	262,341	-	-		-		262,341
Product Development Costs	225,067	-	-		-		225,067
Professional and Insurance	518,881	-	-		-		518,881
General and Administrative	284,814	78,381	-		-		363,195
Travel and Entertainment	59,740	-	-		-		59,740
Depreciation and Amortization	4,465	-	-		-		4,465

Total Operating Expenses	1,355,308	78,381	-		-		1,433,689

Loss from Operations	(1,306,706)	(78,381)	-		-		(1,385,087)

Other Income (Expenses)
Interest Expense	(674,652)	-	72,328	[12]	182,724	[13]	(564,256)
Income from Debt Forgiveness with
Related Party	-	-	-
Interest Income	892	-	-		-		892
Other	(545)	-	-		-		(545)

Total Other Income (Expenses)	(674,305)	-	72,328		182,724		(563,909)

Provision for Income Taxes	-	-	-		-		-

Net (Loss)	(1,981,011)	(78,381)	72,328		182,724		(1,948,996)

Explanation of Adjustments

[12]	Interest Deemed Paid on Convertible Notes.

[13]	Reduction of Interest Expenses on the Deemed Payment of Debt.

See Notes to Financial Statements.

MedPro Safety Products, Inc, And Subsidiary
Notes to Pro forma Consolidated Financial Statements
For the Nine Months Ended September 30, 2007 and
the Year Ended December 31, 2006

        The attached pro forma Consolidated Balance Sheets and Consolidated Statements of Operation for MedPro Safety Products, Inc. (and its Subsidiary, Vacumate, LLC) and DentalServ.com were prepared on an unaudited basis using the audited financial statements for December 31, 2006 and the unaudited financial statements for the interim period ended September 30, 2007. Pro forma adjustments for each period were made as if the current transaction had been executed on the first day of the reporting period for these two sets of financial statements.

        Pursuant to purchase accounting rules, MedPro Safety Products, Inc. is deemed to be the accounting survivor and DentalServ.com to be the acquired corporation. The only assets of DentalServ.com at the time of the merger (reverse takeover) were cash. It has no other identifiable intangible assets. Pursuant to purchase accounting rules, the deficit of DentalServ.com is absorbed against MedPro’s consolidated Additional Paid in Capital. This resulted in a reduction of Additional Paid in Capital of $105,853 and $27,472 for September 30, 2007 and December 31, 2006, respectively.

        The pro forma adjustments included a net increase in Capital Stock and Additional Paid in Capital for $13,000,000 of new capital infusion, net of $1,425,000 of issuance costs. This resulted in 13,274,627 shares of $0.001 par value common stock with a carrying value of $13,275 as of December 31, 2006 and a capital account of $13,454 as of September 30, 2007 on 13,274,756 shares. The pro forma adjustments also included the issuance of 6,688,230 of Class A Preferred shares with a par value of $0.01 for a total of $66,682. The balance of the original capital and remaining new capital infusion was credited to Additional Paid in Capital for a total increase of $11,776,813 and $11,728,571 for September 30, 2007 and December 31, 2006, respectively. The respective balance sheets for each period were adjusted to reflect additional cash from the new capital infusion, net of the deemed payment of debt and related interest charges of $2,620,100 in 2007 and $1,495,683 in 2006. The related interest expense deemed paid in each period was $110,396 in 2007 and $404,826 in 2006. The increase in cash in 2007 was $9,157,672 and $10,549,143 for the 2006 pro forma balance sheet.

        On a pro forma basis, the restated deficit as of September 30, 2007 would have been $(16,399,907). The reduction in the deficit as of that date was as a result of a deemed closing of the current transaction as of January 1, 2007, and an expected (pro forma) reduction of certain debt (totaling $2,620,100) and related interest accruals for the period ended September 30, 2007, thus resulting in a reduction of the loss for the period from $(2,059,392) to $(1,948,996), for a difference of $110,396. The remainder of the change in the actual versus the pro forma deficit for the nine months ended September 30, 2007 related to absorption of the DentalServ.com deficit into Additional Paid in Capital of $105,853.

Similar pro forma adjustments have been made for the year ended December 31, 2006, as if the current transaction closed on January 1, 2006. The actual deficit of $(15,212,685) as of December 31, 2006 was reduced by $404,826 and $27,472 to $(14,780,387) as a result of the deemed reduction of debt as of January 1, 2006 and the absorption of the DentalServ.com deficit of $27,472 into Additional Paid in Capital. The pro forma debt reduction was $1,495,683 and the corresponding reduction of interest accruals for the period ending December 31, 2006 was $404,826.

DESCRIPTION OF PROPERTY

        MedPro leases its office and storage facility in Lexington, Kentucky, under a non-cancelable operating lease. The lease runs through 2012 at a monthly rent of $6,500, with an option for two five-year extension options.

PRINCIPAL SHAREHOLDERS

        The following table sets forth information known to us regarding beneficial ownership of our common stock as of December 28, 2007, giving effect to the completion of the merger, by:

•	each person known by us to be the beneficial owner of more than 5% of either class of our common stock;
•	each of our executive officers and directors; and
•	our executive officers and directors as a group.

The table does not show the potential effect of the conversion of Series A Stock into our common stock or the exercise of warrants to purchase MedPro common stock. The Series A Stock may not be converted, nor may the warrants be exercised, if such a conversion or exercise would cause the holder to beneficially own more than 9.9%, for Series A stock, or 4.9%, for warrants, of the outstanding common stock. See “Market for Common Equity and Related Stockholder Matters—Effect of Conversion of Series A Stock and Exercise of Warrants” for an illustration of the potential dilutive effect the conversion of the Series A Stock and the exercise of stock purchase warrants could have on the ownership interests of MedPro stockholders.

	Shares Beneficially Owned (1)(2)
Name	Number of Shares	Percentage of class (3)

W. Craig Turner (4)	5,537,728	41.7%

Gary Peterson (5)	1,244,045	9.4

Baton Development (5)	1,172,517	8.8

Vision Opportunity Master Fund, Ltd. (6)	1,254,038	9.4

Warren Rustand (7)	1,127,389	8.5

Walter Weller (4)	169,073	1.3

Marc Ray (4)	46,650	*

Executive officers and directors as a group (5 persons)	8,124,885	61.2

*     Indicates less than 1%

(1)      Unless otherwise indicated, each of the listed shareholders has sole voting and investment power with respect to the shares. Under SEC rules, each a person or group is considered to be the beneficial owner of securities that the person may acquire within 60 days through the exercise or conversion of convertible securities, options, warrants and rights, if any. Those securities are included in the total number of outstanding shares when computing the percentage beneficially owned by the person or group. The securities are not included in the total number of outstanding shares when computing the percentage of shares beneficially owned by any other person or group.

(2)     The certificate of designations for the Series A Convertible Preferred Stock (“Series A Stock”) and the stock purchase warrants issued in the private placement provide that the Series A Stock may only be converted into, and the warrants may only be exercised for, a number of shares of common stock that would cause the converting or exercising holder to beneficially own a maximum of 9.9%, for Series A stock, or 4.9%, for warrants, of the shares of common stock then outstanding. As a result of its purchase of Series A Stock and warrants in the private placement, Vision may be deemed to be the beneficial owner of 9.9% of the common stock.

(3)     Percentages are based upon 13,285,072 outstanding shares. The warrant shares are only deemed outstanding for SC capital and no one else.

(4)     Business address is 817 Winchester Road, Lexington, Kentucky 40505.

(5)     Mr. Peterson is the CEO of Baton Development. Business address is 10040 East Happy Valley Road # 37, Scottsdale, Arizona 85260.

(6)     Business address is 20 West 55th Street, New York, New York 10019.

(7)     Business address is 4100 Newport Place, Suite 620, Newport Beach, California 92260. Mr. Rustand is the Managing Director of SC Capital LLC. SC Capital LLC owns 593,931 shares of MedPro and has warrants to purchase 533,458 additional shares of MedPro within 60 days at an exercise price of $1.81, subject to adjustment.

MANAGEMENT

Directors and Executive Officers

        Set forth below is information regarding our current directors and executive officers. The directors are elected by the stockholders. The executive officers serve at the pleasure of the Board of Directors.

Name	Age	Title
William Craig Turner	53	Chief Executive Officer and Chairman of the Board of Directors

Walter Weller	55	President, Chief Operating Officer, Director

Marc Ray	54	Vice President Finance, Chief Financial Officer

Gary Peterson	56	Director

Warren Rustand	64	Director

        W. Craig Turner is the founder of MedPro and has been Chairman of the board of directors of Old MedPro since its inception. Mr. Turner was appointed Chairman of MedPro’s Board of Directors in December 2007. Mr. Turner is also the President and Chairman of the Board of Directors of CRM Companies, Inc., a real estate development company specializing in the development of commercial and industrial properties with more than 450 employees. At CRM Properties, Mr. Turner has been responsible for the development of over $250 million in commercial and industrial properties. Previously, Mr. Turner served as Director of Industrial Development for the Commonwealth of Kentucky under then Governors John Y. Brown and Martha Layne Collins.

        Walter W. Weller has been President of Old MedPro since 2003 and its Chief Operating Officer from the company’s inception in 1993. Mr. Weller was appointed President, Chief Operating Officer, and Director of MedPro in December 2007. He has been responsible for MedPro’s product strategy, building customer relationships with key channel partners, and coordinating day to day activities for the Company. Before joining MedPro, Mr. Weller spent approximately ten years working in manufacturing, seven years in financial and operational management, and five years working with financial software design and implementation services. He participated in developing legislation that subsequently was enacted as the federal Needlestick Prevention Act.

        Marc Ray was appointed Vice President Finance and Chief Financial Officer of MedPro in October 2007. Mr. Ray served as the Treasurer and as a member of the Board of Directors of Old MedPro from July 1994 to August 2007. Mr. Ray is a Certified Public Accountant with 29 years of experience. From November 2004 to October 2007 Mr. Ray has served as the managing member of Ray, Foley, Hensley & Company, PLLC, a public accounting firm that he founded in Lexington, Kentucky. From February 1994 to October 2004, Mr. Ray was President of the Lexington, Kentucky based public accounting firm Ray, Hager & Henderson, PSC. In addition, from November 1997 until November 2005, Mr. Ray served at various times as treasurer, director, executive committee member and compensation committee member of Prevent Child Abuse America, a national charitable organization headquartered in Chicago, Illinois.

        Gary Peterson was appointed Director in December 2007. Mr. Peterson is President and Chief Executive Officer of BATON Development Inc., a virtual incubator for new medical products and services as well as the Managing Member of BATON Ventures LLC and the Venture Partner in Affinity Ventures II LLC, both venture capital funds. In addition, Mr. Peterson has been the President of Peterson-Spencer-Fansler Company, a capital sourcing and operational consulting company since 1991 and a General Partner of PSF Advisors, the General Partner of PSF Health Care Fund L.P., a venture capital limited partnership. Mr. Peterson was co-founder and senior executive of Angiomedics Incorporated, which was acquired by Pfizer, Inc. in 1986 and renamed to Schneider USA. Schneider has since been sold to Boston Scientific for over $2 billion. Before starting Angiomedics Mr. Peterson was involved with several medical device companies including Cardiac Pacemakers, Inc. (now Guidant) and Renal Systems, Inc. (now Minntech) in capacities ranging from management positions in sales and marketing to operating positions in product management to corporate long range product planning.

        Warren Rustand was appointed Director of MedPro in December 2007. Mr. Rustand is currently managing partner for SC Capital Partners LLC. He has served as a member of the Board of Directors for over 40 public, private, and not-for-profit organizations, including as Chairman of more than half of those organizations. In the medical field, Mr. Rustand has served as Chairman of Tucson Medical Center, Chairman of Health Partners of Arizona, Chairman of TLC Vision, Chairman of Medical Body Sculpting, and Chairman of Health Equity, Incorporated. Mr. Rustand also served as Appointment Secretary and Cabinet Secretary to former US President Gerald Ford.

EXECUTIVE COMPENSATION

Executive Compensation of Dentalserv.com Before the Merger

        Dr. Lawrence Chimerine was appointed President and Chief Executive Officer of Dentalserv.com on December 15, 2006, and served until December 28, 2007. Dr. Chimerine was appointed a director of Dentalserv.com shortly thereafter. Dr. Chimerine received no direct cash or non-cash compensation during the fiscal year ended December 31, 2007 from Dentalserv.com. Before December 15, 2006, Harry Miller was Chief Executive Officer and President of Dentalserv.com. Mr. Miller received no direct cash or non-cash compensation during the fiscal year ended December 31, 2006.

Executive Compensation of MedPro

        The following Summary Compensation Table indicates the cash and non-cash compensation earned during the fiscal year ended December 31, 2007 by W. Craig Turner, MedPro’s President and Chief Executive Officer, Walter Weller, MedPro’s President, and Marc Ray, MedPro’s Vice President Finance and Chief Financial Officer.

SUMMARY COMPENSATION TABLE (1)

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	All Other Compensation ($) (i)	Total ($) (j)

W. Craig Turner, Chairman and Chief Executive Officer	2007	$127,209	—	$24,630 (1)	—	$151,839

Walter Weller, President	2007	$158,462	—	$24,630 (1)	—	$183,092

Marc Ray, Chief Financial Officer	2007	$40,385	—	$24,630 (1)	—	$65,015

(1)     Stock with a value of $24,630 was awarded to each director as consideration for service on the board of directors of Old MedPro during 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        None of MedPro’s executive officers had outstanding stock options or unvested stock at the end of 2007.

Director Compensation

        None of MedPro’s directors other than executive officers received compensation for services during the fiscal year ended December 31, 2007. Amounts paid to executive officers are included in the Summary Compensation Table.

Employment Agreements

        Currently, MedPro has no employment contracts with its executive officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Lease

        MedPro leases its office and storage facility in Lexington, Kentucky, on the terms described under “Properties” above. The lessor is a partnership in which MedPro’s Chairman and CEO holds an interest.

Bridge Loan

        In anticipation of the closing of the merger and the private placement to the Series A Purchasers, MedPro borrowed $1,000,000 from Vision, to be paid back in full upon the closing of the merger or upon the termination of the merger (the “Bridge Loan”). The Bridge Loan bears interest at a rate of 8% per year and requires that MedPro pay an origination fee of $50,000. The Bridge Loan is secured by certain personal property, intangibles and receivables of MedPro.

Vacumate Merger

        On May 22, 2007, Vacumate LLC, a subsidiary in which MedPro owned a 40% interest, merged into MedPro (the “Vacumate Merger”). Vacumate held rights to develop certain medical products, such that MedPro’s ownership interest in Vacumate represented a substantial portion of MedPro’s total assets. The purpose of the Vacumate Merger was to combine Vacumate and MedPro in a manner that gave the equity owners of each company value in the combined company equivalent to the value held in each of the predecessor companies. In the Vacumate Merger:

•	each of the 60 ownership units of Vacumate held by owners other than MedPro converted automatically into 228,205.33 shares of the common stock of the combined company; and
•	each of the shares of MedPro common stock issued and outstanding immediately before the effective time was reduced to 0.4 shares of the common stock of the combined company.

        In the Vacumate Merger, MedPro’s Chairman, W. Craig Turner, and members of his family received approximately 7.5 million shares of the common stock of the combined company for the 33 Vacumate units they owned.

Technology Development and Option Agreement

        On February 19, 2007, MedPro entered into a Technology Development and Option Agreement (the “Technology Agreement”) with SGPF, LLC. W. Craig Turner who is a director or executive officer of MedPro, owns 100% of the equity units of SGPF. The Technology Agreement provides that SGPF will acquire technology and related products known as the “Blunt Technology” comprised of the Safety Syringe System, with and without a Distal Protective Needle, in a Fillable and Pre-filled Configuration. MedPro will manage and direct the development of the Blunt Technology with the objective of fully commercializing the Blunt Technology as quickly as possible. MedPro must pay up to $375,000 towards the cost of developing the Blunt Technology. MedPro will have the option to purchase the Blunt Technology for $2,500,000 in cash, reimbursement for certain development costs, and $2,500,000 in common stock of MedPro based on a value of $1.81 per share. MedPro will also assume the remaining patent payments that are due at the time that it executes its option.

        SGPF’s agreement with Visual Connections and its founder gives SGPF the right to acquire rights to the Blunt Technology, including rights to the related patent and patent applications. The agreement provides for the transfer of the rights to the Blunt Technology upon SGPF’s making an initial transfer payment of $250,000. Thereafter, SGPF would pay Visual Connections transfer payments totaling $2,750,000 in installments over three years. Beginning in February 2007, SGPF would also pay a royalty of 5% of on the first $250,000 of adjusted gross sales of products using the Blunt Technology in any calendar year, and 4% of the adjusted gross sales of such products for remainder of the year.

Key-Lok™ Acquisition

        During 2006, MedPro acquired a needless IV system, known as Key-Lok™, a product owned by Baton Ventures, LLC, an entity managed by Baton Development, Inc., an entity owned by Gary A. Peterson, MedPro’s Vice Chairman and Vice President of Finance. In the transaction, MedPro issued 1,600,780 shares of MedPro common stock to Baton Ventures and assumed outstanding legal bills of approximately $10,000. Baton Ventures also elected to convert a total of $452,000 in additional bridge loans to 731,530 shares of MedPro common stock.

Convertible Notes

        Upon approval of the Merger Agreement, four holders of convertible notes issued by MedPro (“Notes”) will receive 476,013.5 shares of MedPro common stock at an assumed price per share of $0.6512 to retire the outstanding principal and interest on the Notes totaling approximately $310,000. A fifth Note holder previously received $472,983 in cash to retire his Note. To facilitate the cash payment to the Note holder, MedPro issued 1,136,363.6 shares of its common stock to three of its existing stockholders in consideration of cash proceeds totaling $500,000.

Loans to MedPro

        Certain officers, directors, shareholders, and their affiliated entities have made loans to MedPro on varying terms, including interest rates and conversion features. As of September 30, 2007, MedPro’s indebtedness to these related parties totaled $4,016,869. Included in this amount is a $2,000,000 promissory note that carries an interest rate of 6% and is payable to CRM Companies, Inc., an entity that is owned by MedPro’s Chairman. After the merger, MedPro intends to pay off the current portion all of the outstanding notes payable to and advances from shareholders.

Other Transactions in Which Related Parties Have an Interest

        Carsie Garyen Denning, the son-in-law of W. Craig Turner, is MedPro’s Vice President of Sales and Marketing and was paid an aggregate salary, bonus and taxable perquisites of approximately $96,500 during 2007.

Corporate Governance

        Board of Directors

        Our Board of Directors is currently composed of 4 members. None of our Board of Directors are independent under the definition of the NASDAQ Stock Exchange. Messrs Turner and Weller are officers and employees of MedPro. Mr. Peterson is a director and consultant to MedPro. SC Capital, for which Mr. Rustand is a Managing Director, is receiving a fee for providing financial advisory services to MedPro in connection with the merger and the private placement. Baton Ventures, an entity controlled by Gary Peterson, has been a party to transactions with MedPro described below under “Certain Relationships and Related Transactions and Director Independence.” Mr. Turner has been elected as the Chairman of the Board of Directors. In this capacity he is responsible for presiding at the meetings of the committees of the board of directors.

        Board Committees

        As of this date, our Board of Directors has not appointed an audit committee, compensation committee or nominating/corporate governance committee. We are not currently required to have such committees. Accordingly, we do not have an “audit committee financial expert” as such term is defined in the rules promulgated under the Securities Act and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The functions ordinarily handled by these committees are currently handled by our entire board of directors. Our Board of Directors intends however to review our governance structure and institute board committees as necessary and advisable in the future, to facilitate the management of our business. We anticipate creating an audit, compensation and nominating/corporate governance committee after the closing of the merger.

        Code of Ethics

        A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the SEC and in other public communications made by an issuer;
•	Compliance with applicable governmental laws, rules and regulations;
•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
•	Accountability for adherence to the code.

        Dentalserv.com had not adopted a code of ethics that applies to the Chief Executive Officer because it had no meaningful operations prior to the closing of the merger. However, we plan to adopt a code of ethics after the close of the merger.

        Conflicts of Interest

        Certain conflicts of interest may exist from time to time between MedPro and certain officers and directors due to the fact that some of them may have other business interests to which they devote their attention. Some of our officers and directors may continue to do so notwithstanding the fact that management time should be devoted to our business. MedPro has not established policies or procedures for the resolution of current or potential conflicts of interest between us, our officers and directors or affiliated entities. There can be no assurance that our management will resolve all conflicts of interest in favor of us, and conflicts of interest may arise that can be resolved only through the exercise by management their best judgment as may be consistent with their fiduciary duties.

        Board Meetings and Committees

        MedPro’s Board of Directors held three meetings during the fiscal year ended December 31, 2007. Before the merger, Dentalserv.com had a single director, so no formal meeting of its board of directors occurred during 2007.

        Directors may be paid their expenses, if any, of attendance at such meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving MedPro in any other capacity and receiving compensation therefore except as otherwise provided under applicable law. Except as described in the Section entitled “Executive Compensation — Director Compensation,” no compensation was paid to the directors of MedPro.

        The Board of Directors may designate from among its members one or more committees. No such committees are currently appointed or in place. MedPro does not currently have an audit committee, compensation committee or nominating/corporate governance committee, but it intends to appoint such committees after the closing of the merger.

        MedPro neither has a nominating committee for persons to be proposed as directors for election to the Board of Directors nor a formal method of communicating nominees from stockholders. MedPro does not have any restrictions on stockholder nominations under its certificate of incorporation or by-laws. The only restrictions are those applicable generally under Nevada law and the federal proxy rules. Currently, the entire Board of Directors decides on nominees, on the recommendation of one or more members of the Board of Directors.

        The Board of Directors will consider suggestions from individual stockholders, subject to evaluation of the person’s merits. Stockholders may communicate nominee suggestions directly to any of the Board members, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent prior to being considered for nomination. Although there are no formal criteria for nominees, our Board of Directors believes that persons should be actively engaged in business endeavors, have a financial background, and be familiar with acquisition strategies and the medical device safety products industry.

        The Board of Directors has not adopted a formal methodology for communications from stockholders but plans to adopt such methodology after the closing of the merger.

        We do not have a policy regarding the attendance of board members at the annual meeting of stockholders, but we plan to adopt a policy after the closing of the merger.

        Compensation Committee Interlocks and Insider Participation

        No interlocking relationship exists between our Board of Directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

DESCRIPTION OF SECURITIES

        MedPro is currently authorized under its Amended and Restated Articles of Incorporation to issue 90,000,000 shares of common stock and 10,000,000 shares of preferred stock. Of the 10,000,000 shares of preferred stock authorized, 6,668,230 shares were designated as Series A Convertible Preferred Stock, par value $.01 per share, pursuant to a Certificate of Designation filed with and accepted by, the Secretary of State of the State of Nevada on December 28, 2007.

        On December 28, 2007, we completed the following transactions:

•	The Dentalserv.com articles of incorporation were amended to authorize the issuance of 10,000,000 shares of preferred stock. The 5,625,550 shares of common stock then outstanding were combined into 1,406,387 shares of common shares in a 1-for-4 reverse stock split.
•	Dentalserv.com issued an aggregate of 6,668,230 shares of Series A Convertible Preferred Stock and warrants to purchase 25,286,691 shares of common stock issued to the Series A Purchasers for $13 million, of which $11 million was paid in cash and $2 million is payable no later than March 31, 2008.
•	Upon the effectiveness of the merger immediately thereafter, MedPro issued 11,284,754 shares of common stock to the former shareholders of Old MedPro and an additional 593,391 shares of common stock as a fee for financial services.

        Upon the completion of these events, MedPro had issued and outstanding 13,285,072 shares of common stock and 6,668,230 shares of Series A Convertible Preferred Stock. In addition, MedPro issued outstanding warrants to purchase a total of 25,286,691 shares of common stock.

        As part of the consideration paid for the units issued, Vision delivered a secured promissory note to MedPro in the principal amount of $2,000,000, which is payable on March 31, 2008. The note provides that either Vision will pay the note when due, or another investor may pay $2,000,000 and receive the 1,025,881 units issued therefor and the note will be cancelled. The note is secured by a pledge of 1,025,881 units.

        The following descriptions of MedPro capital stock are summaries and do not purport to be complete. They are subject to and qualified by reference to MedPro’s Amended and Restated Articles of Incorporation, its Bylaws, the Certificate of Designation of the Series A Preferred, and the applicable provisions of the corporate laws of the State of Nevada. The descriptions of our common stock and preferred stock, as well as the warrants to purchase our common stock, reflect changes to our capital structure resulting from the transactions completed on December 28, 2007 described above.

Common Stock

        Holders of MedPro common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. MedPro may pay dividends at such time and to the extent declared by the Board of Directors in accordance with Nevada corporate law. MedPro common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of MedPro common stock are fully paid and non-assessable. To the extent that additional shares of MedPro common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

Preferred Stock

        MedPro preferred stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred shares, and to fix the number of shares and the designation of any series of preferred shares. The Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any wholly unissued series subsequent to the issue of those shares. The rights of the holders of MedPro common stock will be subject to and may be adversely affected by the rights of the holders of any MedPro preferred stock that may be issued in the future.

        The board of directors has designated 6,668,230 shares of the preferred shares as Series A Convertible Preferred Stock (the “Series A Stock”), which were issued together with warrants to purchase MedPro common stock to the Series A Purchasers, as described below.

Series A Convertible Preferred Stock

        Vision Opportunity Master Fund, Ltd., a Cayman Islands investment fund, and other accredited investors (to whom we refer collectively as the “Series A Purchasers”) made a $13 million investment in MedPro to purchase 6,668,230 units comprised of one share of new Series A Stock and a variable series of common stock purchase warrants. The purchase price was $1.945 per unit. The warrants consist of Series A, Series B, Series C, and Series J warrants, the terms of which are described under “Common Stock Purchase Warrants,” below. The investment by the Series A Purchasers closed concurrently with the effective time of the merger.

        The following is a summary of the material rights, preferences, privileges, and restrictions of the Series A Stock.

Ranking	The Series A Stock will rank senior to MedPro’s common stock and other classes of junior stock, but rank junior to MedPro’s indebtedness.

Dividends	The holders of Series A Stock are entitled to receive cash dividends at the rate of 5% of the stated liquidation preference amount ($1.95 per share). Dividends will be prorated for shares not outstanding for a full year.

Dividends are cumulative, and will accrue and be payable upon any liquidation of the Company, as described below. Dividends on Series A Stock will be paid prior to dividends on any junior stock.

Liquidation Rights	Upon liquidation, dissolution or winding up of the Company, the holder of Series A Stock is entitled to a liquidation preference of $1.95 per share plus any accrued and unpaid dividends, prior to any amounts being paid on MedPro common stock or any junior stock. If MedPro’s assets are not sufficient to pay in full the liquidation preference, then all of the assets will be distributed pro rata among the holders of the Series A Stock.

Voting Rights	The Series A Stock holders have no voting rights except in the following limited circumstances:
So long as there are 200,000 shares of Series A Stock outstanding, the affirmative vote of 75% of the Series A Stock is required for MedPro to take the following actions:

To authorize the issuance of a series of stock ranking equal or senior to the Series A Stock with respect to the distribution of assets on liquidation, dissolution, and winding up. To amend provisions of the Series A Stock that will adversely affect any rights of the stock. To repurchase, redeem, or pay dividends on shares of common stock other than de minimus repurchases or contractual redemption obligations.

To amend the articles of incorporation or bylaws to materially and adversely affect the rights of Series A Stock. To make any unauthorized distribution to the holders of stock junior to the Series A Stock. To reclassify our outstanding securities in a way that adversely affects Series A Stock rights.

To voluntarily file for bankruptcy, liquidate assets or make an assignment for the benefit of MedPro’s creditors. To discontinue involvement in the business of commercializing medical devices.

Conversion Rights	The Series A Stock shares are convertible into shares of common stock at any time, in whole or in part, at the option of the holder thereof; provided that no fewer than 200,000 shares may be converted at any one conversion.

For each share of Series A Stock converted, the holder will be entitled to receive a number of shares of common stock equal to the quotient of, (1) $1.95 (the liquidation preference amount), divided by (2) the conversion price in effect as of the date of the delivery of the holder’s notice of election to convert.

The conversion price is initially $1.95 per share, but is subject to adjustment for certain events, including stock splits, stock dividends, distributions, reclassifications or reorganizations. In addition, the conversion price is subject to adjustment if the Company issues additional shares of common stock or securities convertible into, or exchangeable for, common stock, in either case at a price per common share less than the conversion price then in effect. The conversion price adjustment does not apply to the issuance of shares in certain transactions identified in the certificate of designations unless the holder of the Series A Stock waives the restriction.

The Series A Stock cannot be converted into common stock if the conversion will result in the holder beneficially owning in the aggregate more than 9.9% of the MedPro common stock outstanding.

Buy-In Rights	If, upon receipt of a notice of conversion, MedPro fails to transmit to the holder of Series A Stock, certificates representing the shares of common stock issuable upon conversion, and the holder is required to purchase shares of common stock to deliver in satisfaction of a sale of the shares to have been issued upon the conversion, then MedPro must pay the holder in cash the amount by which the holder’s total purchase price for the common stock exceeds the amount obtained by multiplying, (1) the number of shares of common stock issuable upon conversion of the Series A Stock that MedPro was required to deliver times, (2) the price at which the sell order giving rise to such purchase obligation was executed. In addition, at the option of the holder, MedPro must either reinstate the shares of Series A Stock and the equivalent number of shares of common stock or deliver to the holder the number of shares of common stock that would have been issued if MedPro has timely complied with its conversion and delivery obligations.

Redemption Rights	Upon the occurrence of a “major transaction,” each holder of Series A Stock shall have the option to require MedPro to redeem all or a portion of the holder’s Series A Stock equal to 100% of the liquidation preference amount plus any accrued but unpaid dividends. MedPro may elect to pay in shares of common stock, in which case the price per share will be based on the conversion price then in effect.

A “major transaction” includes certain consolidation or merger transactions, the sale of more than 50% of MedPro’s assets, or the purchase of more than 50% of the outstanding shares of common stock.

Upon the occurrence of one of the triggering events listed below, each holder of Series A Stock can require MedPro to redeem all or a portion of the holder’s shares of Series A Stock at a price per share equal to 120% of the liquidation preference amount plus any accrued but unpaid dividends and liquidated damages.

Triggering events include:

(1) Lapse of the effectiveness of the registration statement for 20 consecutive trading days, or unavailability of the registration statement for sale of MedPro common stock for 20 consecutive trading days and MedPro common stock cannot be sold in the public securities market, provided that the unavailability is not due to factors solely within the control of the holder of the Series A Stock.

(2) Suspension from listing or trading on any one of, or the failure of MedPro’s common stock to be listed or traded on at least one of, the OTC Bulletin Board, the Nasdaq Capital Market, the Nasdaq Global Market, the New York Stock Exchange, Inc., or American Stock Exchange, Inc. for 5 consecutive trading days.

(3) Notice of MedPro’s inability to convert Series A Stock into shares of common stock.

(4) Failure to comply with a conversion notice for 15 days.

(5) Deregistration of common stock so it is no longer publicly traded.

(6) Consummation of a “going private” transaction so that the common stock is no longer registered under the Securities Exchange Act of 1934.

(7) Breach of a term of the purchase agreement or the certificate of designation or any other agreement delivered in connection with contemplated transactions that has a materially adverse effect and is not a curable breach of a covenant that continues for more than 10 business days.

For triggering events (1), (2), (3), and (7), MedPro has the option to pay in cash or shares of common stock (in which case, the price per share shall be based on the conversion price then in effect). For (4), (5), and (6), MedPro will redeem the applicable Series A Stock for cash.

Rights if Unable to Fully Convert	If MedPro cannot issue shares of common stock for any reason, it will issue as many shares of common stocks as it can. With respect to the unconverted Series A Stock, the holder can elect within 5 business days of MedPro’s receipt of notice:

• To redeem the unconverted stock at a price equal to the major transaction redemption price, provided that MedPro has the option to pay in cash or shares of common stock.

• If MedPro cannot fully convert because it failed to have a sufficient number of shares of common stock registered for resale under the registration, to require it to issue restricted shares of common stock.

• To void its conversion notice and retain the shares of Series A Stock.

• To exercise its buy-in rights.

No Preemptive Rights	Except as noted in the following paragraph, a holder of Series A Stock will not have the right to subscribe for, purchase or receive any part of any new or additional shares of any class of the company’s shares, or any of the company’s debt securities convertible into its shares, except for the holder’s conversion rights. MedPro’s board of directors will have the power to authorize the company to issue shares (other than Series A Stock) or debt securities on such terms and for such consideration as they deem advisable.

For one year following the effective date of the registration statement covering the resale of shares of MedPro common stock issuable upon the conversion of Series A Stock or the exercise of the related warrants, each holder of Units will have the option to purchase up to its pro rata portion of all or a portion of the securities being offered in any subsequent financing on the same, absolute terms and conditions as contemplated by such subsequent financing. A subsequent financing means any proposed offer or sale of MedPro’s common stock, or any debt or equity securities convertible, exercisable or exchangeable into its common stock, to any third party. The right would not apply to shares issued to acquire patents for technology, under employee benefit plans and certain other corporate transactions. A Unit holder electing to participate in a subsequent financing would have the right to acquire a percentage of the offered shares in the subsequent financing obtained by dividing (x) the number of shares of Series A Stock purchased by such Unit holder by (y) the total number of shares of Series A Stock purchased by all of the Unit holders who elect to participate in the subsequent financing.

Restriction on Issuance of Stock	The affirmative vote of 75% of the outstanding shares of Series A Stock is required to issue shares of the Series A Stock other than in the Private Placement.

Vote to Change Terms	The affirmative vote of 75% of the outstanding shares of Series A Stock is required to change the certificate of designation or the articles of incorporation in a manner that alters the rights of the Series A Stock.

Common Stock Purchase Warrants

        Each unit sold to the Series A Purchasers was comprised of one share of Series A Stock, one Series A Warrant and one Series B Warrant. If an investor purchased units for an aggregate purchase price of $5,000,000 or more, one Series J Warrant and one Series C Warrant was also included in each Unit purchased. Each series of warrant may be exercised on the following terms:

Series A Warrant	Entitles holder to purchase one share of common stock at a purchase price of $1.81 per share, 93% of the purchase price per share of Series A Stock.

Series B Warrant	Entitles holder to purchase one additional share of common stock at a purchase price of $1.99 per share, 102% of the purchase price per share of Series A Stock.

Series J Warrant	For investors purchasing an aggregate of at least 2,762,431 Units in the offering, each purchased Unit also includes a Series J Warrant and a Series C Warrant each to purchase one further additional share of common stock at a purchase price of $2.18 per share, 112% of the purchase price per share of Series A Stock.

Series C Warrant	For investors receiving Series J and Series C Warrants, the Series C Warrants only become exercisable following exercise of the corresponding Series J Warrant.

Adjustments to the Exercise Price and Number of Shares Available	The price per share and number of shares available under each series of Warrant is subject to adjustment in the following circumstances:

• the recapitalization, reorganization or reclassification of MedPro;

• the consolidation, merger or sale of MedPro;

• stock dividends, stock splits or reverse stock splits made by MedPro;

• or the issuance of additional shares of common stock or common stock equivalents, or other distributions made to the holders of common stock other than permitted issuances.

Cashless Exercise	In lieu of exercising their warrants for cash, the holders of Series A, Series B, and Series C Warrants may make a cashless exercise of their warrants, and will receive a number of shares of common stock having a market value equal to the difference between the then-current market value of the number of shares for which the warrant is exercised and the exercise price for those shares.

Buy-In Rights	If MedPro fails to transmit to the holder of a warrant, certificates representing the shares of common stock issuable upon exercise of the warrant, and the holder is required to purchase shares of common stock to deliver in satisfaction of a sale of the shares to have been issued upon the exercise of the warrant, then MedPro must pay the holder in cash the amount by which the holder’s total purchase price for the common stock exceeds the amount obtained by multiplying (1) the number of shares of common stock issuable upon exercise of the warrant that MedPro was required to deliver times (2) the price at which the sell order giving rise to such purchase obligation was executed.

Registration Rights

        MedPro entered into a registration rights agreement with the Series A Purchasers that will require MedPro to register their “registrable securities” with the SEC so those securities can be publicly sold.

        ”Registrable securities” are (a) the shares of MedPro common stock issuable upon the conversion of the Series A Stock and (b) the shares of MedPro common stock issuable upon exercise of the Warrants. In addition, the MedPro shareholders who do not sign lock-up agreements with the Series A Purchasers may have their MedPro shares included in the registration statement, which would enable them to sell their shares without compliance with a six month holding period or other conditions of Rule 144.

Resale Registration	MedPro must file a registration statement within 60 days after closing, subject to certain exceptions, to register all registrable securities. The registration statement will cover additional shares of common stock resulting from stock splits, dividends or other similar transactions with respect to the registrable securities.

MedPro must use commercially reasonable efforts to promptly cause the registration statement to become effective and stay continuously effective, including post-effective amendments and additional registration statements, until the earlier of (i) the date when all registrable securities covered under the registration statement have been sold or (ii) the date when the registrable securities can be sold without any restriction pursuant to Rule 144 of the Securities Act.

Liquidated Damages	If MedPro fails to file:

• The registration statement prior to 60 days after closing (other than as a result of the Commission being unable to accept the filing or circumstances beyond its control);

• A request for acceleration of effectiveness of the registration statement within 3 business days after the SEC notifies MedPro that a registration statement will not be reviewed; or

• A subsequent registration statement if the original registration statement ceases to be effective before expiration of the effectiveness period, or

If MedPro breaches the disclosure provision discussed above, it will pay liquidated damages to each holder equal to 1.5% of the holder’s initial investment in the Series A Stock then held by the holder for each calendar month, or portion thereof, until the failure or breach is cured. Liquidated damages will not exceed an aggregate of 20% of the amount of the holder’s initial investment in the Series A Stock.

Piggy-Back Registrations	MedPro will register the shares of its Common Stock issuable upon the conversion of Series A Stock or the exercise of warrants, upon the request of a Series A Stockholder, if MedPro registers securities for an offering for sale (other than registrations in connection with the acquisition of a business or in connection with employee benefit plans).

Demand Registration Rights	Series A Stock holders may make a written request for registration of shares of common stock not previously registered that are issued upon the occurrence of a “major transaction” or “triggering event.” MedPro will use its reasonable best efforts to register the shares no later than 120 days after the holder’s request and keep the registration statement continuously effective for as long as the holder shall request, but no later than the date that the shares of common stock may be offered for resale to the public without restriction pursuant to Rule 144.

A “major transaction” includes certain consolidation or merger transactions, the sale of more than 50% of MedPro’s assets, or the purchase of more than 50% of the outstanding shares of its common stock.

“Triggering events” include:

(1) Lapse of the effectiveness of the registration statement for 20 consecutive trading days, or unavailability of the registration statement for sale of MedPro’s common stock for 20 consecutive trading days and MedPro’s common stock cannot be sold in the public securities market, provided that the unavailability is not due to factors solely within the control of the holder of the Series A Stock.

(2) Suspension from listing or trading on any one of, or the failure of MedPro’s common stock to be listed or traded on at least one of, the OTC Bulletin Board, the Nasdaq National Market, the Nasdaq Capital Market, the New York Stock Exchange, Inc., or the American Stock Exchange, Inc. for 5 consecutive trading days.

(3) Notice of MedPro’s inability to convert Series A Stock into shares of common stock.

(4) Breach of a term of the purchase agreement or the certificate of designation or any other agreement delivered in connection with contemplated transactions that has a materially adverse effect and is not a curable breach of a covenant that continues for more than 10 business days.

Expenses	MedPro will bear all expenses of any registration described above, other than any underwriting, discounts, commissions, transfer taxes or fees incurred by the holders of registrable securities in connection with the sale of registrable securities.

Assignment	The registration rights of the holders of registrable securities can be assigned to the holders and subsequent successors and assigns.

Other Warrants

        SC Capital Partners, LLC has served as a financial advisor in connection with the Private Placement and the merger. For those services, MedPro will pay SC Capital $1,040,000 in cash, 593,931 newly issued shares of MedPro common stock, and warrants to purchase 533,458 shares of MedPro common stock at an exercise price of $1.81 and otherwise on the same terms as the Series A Warrants issued to the Series A Purchasers in the Private Placement. Warren Rustand, a managing director of SC Capital, serves as a director of MedPro.

        MedPro has issued to Chrystal Research warrants to purchase 68,036 shares of MedPro common stock at an exercise price of $1.99 and otherwise on the same terms as the Series B Warrants to be issued to the Series A Purchasers in the Private Placement. The warrants have been issued as consideration for the preparation of a research report on MedPro and its medical technology and products.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

        Dentalserv.com’s common stock traded on the OTCBB under the symbol “DSRV.BB”. Since December 31, 2007, the common stock of MedPro has traded on the OTCBB under the symbol “MPSP.BB”.

        The following table sets forth the range of high and low prices for Dentalserv.com common stock as reported by OTCBB.com since trading began in April 2006, prior to which no transactions occurred. These prices represent reported transactions, do not include retail markups, markdowns or commissions, and may not necessarily represent actual transactions.

Period		Bid Price
Year	Quarter	High	Low
2007
	Fourth	$ .45	$ .31
	Third	.45	.35
	Second	2.00	.50
	First	3.50	2.00

2006
	Fourth	4.00	3.00
	Third	2.05	1.20
	Second	2.05	.29

        Before the merger, the common stock of Dentalserv.com traded infrequently on the OTCBB. We cannot assure you that a more active market for MedPro common stock will develop after the merger, and we cannot predict the prices at which the common stock of MedPro will trade. Future trading may be sporadic.

        Of the 13,285,072 shares of MedPro common stock outstanding following the merger, only the 134,148 shares (or 1%) held by the shareholders of Dentalserv.com other than Series A Purchasers and the other affiliates of Dentalserv.com before the merger are currently tradable without restriction under the Securities Act of 1933.

        The shares of common stock held by the former stockholders of Old MedPro are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. Under Rule 144 as recently amended, the shares of common stock held by the former stockholders of Old MedPro may not be traded until after an initial holding period of six months after the date of this Current Report. At the end of the holding period, the former stockholders of Old MedPro who are not current directors, executive officers or “affiliates” of MedPro, who hold approximately

3,367,000 shares (or 25.3%) of the common stock, may sell their shares, provided that MedPro remains current with its SEC filing obligations. The former stockholders of Old MedPro who are affiliates of MedPro, who hold approximately 7,917,000 shares (or 59.6%) of the common stock, may sell their shares after the holding period subject to additional volume of sale and other limitations under Rule 144. Certain MedPro stockholders who are affiliates are also subject to lock-up agreements, restricting the sale of MedPro common stock for six months after the effectiveness of the registration statement of the MedPro common stock issuable upon the conversion of the Series A Stock and the exercise of the stock purchase warrants issued to the Series A Purchasers.

        Vision and other persons who were affiliates of Dentalserv.com before the merger hold 1,267,290 shares of MedPro common stock following the reverse stock split that became effective concurrently with the merger. The Rule 144 limitations on the trading of these shares, which represent 9.5% of the outstanding shares of MedPro common stock, will expire 90 days after the merger, provided that such persons are not also affiliates of MedPro.

        MedPro common stock that is issuable upon conversion of the Series A Stock or the exercise of the warrants will also be eligible to become freely tradable.

Holders of Record

        Upon completion of the merger on December 28, 2007, there were approximately 325 holders of record and beneficial owners of the common stock of MedPro.

Transfer Agent and Registrar

        Nevada Agency and Trust Co. Bank of America Plaza, Suite 880, 50 West Liberty Street, Reno, NV 89501, has been appointed the transfer agent and registrar of MedPro’s common stock.

Dividend Policy

        Dentalserv.com has not paid any cash dividends on its common stock to date, and MedPro does not anticipate declaring or paying any dividends in the foreseeable future. We anticipate that for the foreseeable future we will follow a policy of retaining earnings, if any, in order to finance the expansion and development of its business. Payment of dividends is within the discretion of MedPro’s board of directors and will depend upon earnings, capital requirements, and operating and financial condition, among other factors.

Effect of Conversion of Series A Stock and Exercise of Warrants

        Upon effectiveness of the merger, 13,285,072 shares of MedPro common stock were outstanding. An additional 6,668,230 shares of MedPro common stock are issuable if all of the shares of Series A Stock were to be converted, which amount is subject to adjustment if standard anti-dilutive provisions were triggered.

        In addition, if each series of Warrants were to be issued and exercised in full for cash consideration, MedPro would issue up to an additional 25,286,691 shares of its common stock, subject to adjustment if standard anti-dilutive provisions were triggered, for an additional cash investment totaling approximately $51.4 million. To the extent one or more of the Warrant holders utilize the cashless exercise option on the Series A, B and C warrants, and receive upon exercise only the number of shares having a market value equal to the difference between the then-current trading price of the MedPro common stock and the warrant exercise price, MedPro would issue fewer shares to, and receive less cash consideration from exercising warrant holders, and MedPro stockholders will incur less dilution of their beneficial ownership of MedPro common stock.

        The following table shows the hypothetical maximum dilutive effect of the conversion of the Series A Stock and the exercise of the Warrants, assuming the conversion of all of the shares of the Series A Stock and the exercise of all of the Warrants for cash and no anti-dilution adjustments.

Holders of Shares of MedPro Common Stock	Number of Shares of MedPro Common Stock	Warrant Exercise Price Per Share	Warrant Aggregate Exercise Price	Percent Interest in MedPro
Immediately after the merger

Former MedPro Shareholders	11,284,754			84.9%
Former Dentalserv.com affiliates	1,272,239			9.6%
Other Dentalserv.com shareholders	134,148			1.0%
SC Capital	593,931			4.5%

TOTAL	13,285,072			100.0%

Assuming conversion of Series A Stock and exercise of maximum number of warrants (1)

Former MedPro shareholders	11,284,754			24.6%
All Dentalserv.com shareholders	1,406,384			3.0%
SC Capital	593,931			1.3%
Series A Stock	6,668,230			14.6%
A Warrants	6,668,230	$1.81	$12,069,496	14.6%
B Warrants	6,668,230	$1.99	$13,269,778	14.6%
J Warrants	5,975,116	$2.18	$13,025,753	13.0%
C Warrants	5,975,116	$2.18	$13,025,753	13.0%
Other Warrants	601,494	(2)	$ 1,100,951	1.3%

TOTAL	45,841,485		$52,491,731	100.0%

(1)	Assumes no anti-dilution adjustments of the conversion price of the Series A Stock and the exercise price of the Warrants.
(2)	Warrants to purchase 533,458 shares at $1.81 per share and 68,036 shares at $1.99 per share.

LEGAL PROCEEDINGS

        MedPro is not a party to any pending legal proceedings as of this date.

RECENT SALES OF UNREGISTERED SECURITIES

        Item 3.02 of this Current Report on Form 8-K describes recent sales of unregistered securities, and is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

        Under Nevada law and pursuant to our Articles of Incorporation and bylaws, MedPro may indemnify its officers and directors for various expenses and damages resulting from their acting in these capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to MedPro’s officers or directors pursuant to the foregoing provisions, MedPro has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

ADDITIONAL INFORMATION

        Dentalserv.com has filed reports with the SEC since 2005, and MedPro will continue to do so. You can read and copy any materials we file with the SEC at its’ Public Reference Room at 450 Fifth Street, NW,

Washington, DC 20549. You can obtain additional information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission, including us.

INCORPORATION BY REFERENCE

        The SEC allows us to “incorporate by reference” certain information we file with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this Information Statement. We incorporate by reference the documents listed below.

•	DSRV Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.
•	DSRV Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2007; and
•	DSRV Current Reports on Form 8-K filed on August 18, Form 8-K/A filed September 10, and Form 8-K/A-2 filed November 14, 2007.

        You may request a copy of the reports listed above at no cost by telephoning us at (859) 225-5375 or by writing us at the following address:

MedPro Safety Products, Inc.
817 Winchester Road, Suite 200
Lexington, KY 40505
Attention: Marc T. Ray

Item 3.02	Unregistered Sales of Equity Securities.

        Upon the effectiveness of the merger described in Item 2.01, the combined company MedPro issued 11,284,754 shares of common stock to the former shareholders of Old MedPro in exchange for their shares of Old MedPro and issued an additional 593,391 shares of common stock as a fee for financial services. Concurrently, MedPro issued 6,668,230 units comprised of one share of Series A Convertible Preferred Stock and a variable series of common stock purchase warrants in exchange for gross proceeds of $13,000,000, including $11,000,000 at closing and $2,000,000 payable no later than March 31, 2008. The issuances of these securities were exempt from registration under Section 4(2) of the Securities Act.

Item 4.01	Changes in Registrant’s Certifying Accountant.

        In connection with the merger of MedPro Safety Products, Inc. (“Old MedPro”) into the registrant Dentalserv.com, on December 31, 2007, the combined company and registrant, renamed “MedPro Safety Products, Inc.”, replaced George Stewart, CPA (“Stewart”) as independent accountant for the registrant. Stewart had been engaged as the principal accountant to audit financial statements of Dentalserv.com. The reason for the dismissal of Stewart is that, following the consummation of the merger on December 28, 2007, (i) the former stockholders of Old MedPro owned a significant amount of the outstanding shares of our common stock and (ii) our primary business became the business previously conducted by Old MedPro. The independent registered public accountant of Old MedPro was the firm of Rodefer Moss & Co., PLLC (“Rodefer Moss”). We believe that it is in our best interest to have Rodefer Moss continue to work with our business, and we therefore retained Rodefer Moss as our new principal independent registered accounting firm, effective as of December 31, 2007. Rodefer Moss is located at 608 Mabry Hood Road, Knoxville, Tennessee 37932. The decision to change accountants was approved by our board of directors on December 31, 2007.

        The report of Stewart on our financial statements for the period from January 1, 2005 through December 31, 2006 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

        From January 1, 2005 through December 31, 2006, there were no disagreements with Stewart on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Stewart, would have caused it to make reference to the matter in connection with its reports.

        From January 1, 2005 through December 31, 2006, we did not consult Rodefer Moss regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the financial statements of Dentalserv.com; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B.

        We have made the contents of this Current Report on Form 8-K available to Stewart and requested that Stewart furnish us a letter addressed to the SEC as to whether Stewart agrees or disagrees with, or wishes to clarify our expression of, our views, or containing any additional information. A copy of Stewart’s letter to the SEC is included as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01	Changes in Control of Registrant.

        As described in Item 2.01, in the merger MedPro issued 11,284,754 shares of common stock to the former stockholders of Old MedPro in exchange for the transfer of 100% of the outstanding shares of Old MedPro capital stock. As a result, the former stockholders of Old MedPro hold shares representing approximately 85.0% of shares of MedPro common stock currently issued and outstanding.

        As explained more fully in Item 2.01 above under the section titled “Management” of this Current Report, upon the effectiveness of the merger on December 28, 2007, (a) Dr. Lawrence Chimerine resigned as the sole member of the registrant’s Board of Directors, and as President and Chief Executive Officer and (b) W. Craig Turner, Gary Peterson, Warren Rustand and Walter Weller”) were appointed as the members of the board of directors of the combined company, MedPro.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        Please refer to Items 2.01 and 5.01 of this Current Report for a description of the changes to the registrant’s board of directors that became effective on December 28, 2007.

        The business backgrounds of the newly appointed directors are described in Item 2.01 of this Current Report under “Management.” Transactions between the new directors and the registrant are described in Item 2.01 under “Certain Relationships and Related Transactions.”

(d)	Appointment of Officers

        The following table shows the registrant’s executive officers, who were appointed to the positions listed opposite their names below effective on December 28, 2007.

W. Craig Turner	Chief Executive Officer
Walter Weller	President, Chief Operating Officer
Marc Ray	Vice President Finance, Chief Financial Officer

        The business backgrounds of the newly appointed officers are described under “Management” in Item 2.01 of this Current Report. Transactions between the new directors and the registrant are described in Item 2.01 under “Certain Relationships and Related Transactions.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        Please refer to Item 2.01 above under for a description of the amendments to the registrant’s articles of incorporation that became effective on December 28, 2007 and the creation and issuance of a class of preferred stock, known as the “Series A Convertible Preferred Stock.”

Item 5.06	Change in Shell Company Status.

        Before the effectiveness of the merger of Old MedPro into the registrant on December 28, 2007, the registrant had nominal assets and no active business and therefore qualified as a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the merger, the registrant changed its name to “MedPro Safety Products, Inc.”, and the combined company continues the business theretofore conducted by Old MedPro, which is developing and marketing medical safety devices incorporating proprietary needlestick prevention technology, as described in the “Business” section of item 2.01, above. Consequently, the registrant is no longer a “shell company” within the meaning of the Rule 12b-2 definition.

Item 9.01	Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

        The unaudited interim financial statements of MedPro Safety Products, Inc. as of September 30, 2007 and the audited financial statements of MedPro Safety Products, Inc. as of December 31, 2006 are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

        Please refer to Item 2.01 above under section entitled “Pro Forma Financial Information.”

(d)	Exhibits

EXHIBIT INDEX

Exhibit Number	Description
2.1	Amended and Restated Agreement and Plan of Merger dated November 7, 2007 (incorporated by reference to Exhibit 10.2 of the Form 8-K/A filed on November 11, 2007, File No. 000-52077).
3.1	Amended and Restated Articles of Incorporation
3.2	Bylaws
4.1	Certificate of Designations, Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 of the Form 8-K filed on September 10, 2007, File No. 000-52077)
4.2	Specimen Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.2 of the Form 8-K filed on August 18, 2007, File No. 000-52077)
4.3	Form of Series A Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.3 of the Form 8-K filed on September 10, 2007, File No. 000-52077)
4.4	Form of Series B Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.4 of the Form 8-K filed on September 10, 2007, File No. 000-52077)
4.5	Form of Series J Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.5 of the Form 8-K filed on September 10, 2007, File No. 000-52077)
4.6	Form of Series C Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.6 of the Form 8-K filed on September 10, 2007, File No. 000-52077)
4.7	Promissory Note of Vision Opportunity Master Fund LTD
4.8	Specimen common stock certificate.
4.9	Series A Convertible Stock Puchase Agreement dated as of September 5, 2007.*
16.1	Letter from George Stewart, CPA dated January 7, 2008.
99.1	Unaudited Interim Financial Statements of MedPro Safety Products, Inc. as of September 30, 2007 and the Audited Financial Statements of MedPro Safety Products, Inc. as of December 31, 2006
*	To be filed by amendment.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DENTALSERV.COM

Date: January 4, 2008	By:	/s/ Walter Weller
Walter Weller, President and Chief Operating Officer